                            SHARE PURCHASE AGREEMENT

                             DATED DECEMBER 7, 1998

                                  BY AND AMONG

                           IDG BOOKS WORLDWIDE, INC.,

                              CLIFF'S NOTES, INC.,

                                       AND

                     THE SHAREHOLDERS OF CLIFF'S NOTES, INC.

                                TABLE OF CONTENTS

                                                                                          PAGE

ARTICLE 1         DEFINITIONS................................................................1
        1.1.      DEFINITIONS................................................................1

ARTICLE 2         PURCHASE OF SHARES, PURCHASE PRICE, AND
                  RELATED MATTERS............................................................9
        2.1.      PURCHASE OF SHARES.........................................................9
        2.2.      CLOSING: EXCHANGE AND OTHER PAYMENTS; WIRING INSTRUCTIONS..................9
        2.3.      DETERMINATION OF PRELIMINARY NET BOOK VALUE...............................10
        2.4.      PURCHASE PRICE............................................................10
        2.5.      HOLDBACKS.................................................................10
        2.6.      CLOSING...................................................................10
        2.7.      POST-CLOSING PURCHASE PRICE ADJUSTMENT....................................10

ARTICLE 3         REPRESENTATIONS REGARDING CLIFFS..........................................11
        3.1.      EXISTENCE AND GOOD STANDING...............................................11
        3.2.      CAPITAL STOCK.............................................................11
        3.3.      AUTHORIZATION AND VALIDITY OF THIS AGREEMENT..............................12
        3.4.      AUDITED STATEMENTS; TRIAL BALANCE SHEET; DEBTS; ACCOUNTS RECEIVABLE.......12
        3.5.      ABSENCE OF CHANGES........................................................13
        3.6.      BOOKS AND RECORDS.........................................................15
        3.7.      SUBSIDIARIES..............................................................15
        3.8.      SCHEDULED ASSETS..........................................................15
        3.9.      TITLE TO ASSETS; NO ENCUMBRANCES..........................................17
        3.10.     OPERATING CONDITION.......................................................18
        3.11.     INSURANCE.................................................................18
        3.12.     PROPRIETARY PROPERTY......................................................18
        3.13.     THE WORKS.................................................................19
        3.14.     CONTRACTS AND LEASES......................................................19
        3.15.     INTERESTS IN AND RELATIONS WITH AUTHORS, CUSTOMERS, SUPPLIERS, ETC........20
        3.16.     REAL PROPERTY.............................................................20
        3.17.     EMPLOYMENT MATTERS........................................................21
        3.18.     EMPLOYEE BENEFIT PLANS....................................................22
        3.19.     NO CONFLICT OR DEFAULT....................................................25
        3.20.     GOVERNMENTAL CONSENTS AND APPROVALS; NO VIOLATIONS........................26
        3.21.     THIRD PARTY CONSENTS......................................................26
        3.22.     LITIGATION................................................................26
        3.23.     TAXES.....................................................................26
        3.24.     SOFTWARE MATTERS..........................................................28
        3.25.     COMPLIANCE WITH LAWS......................................................28
        3.26.     ENVIRONMENTAL LAWS AND REGULATIONS........................................28
        3.27.     BANK ACCOUNTS, POWERS OF ATTORNEY.........................................29
        3.28.     BROKER'S OR FINDER'S FEES.................................................29
        3.29.     ACCURACY OF DISCLOSURE....................................................29

ARTICLE 4         REPRESENTATIONS OF THE SHAREHOLDERS.......................................30
        4.1.      OWNERSHIP OF SHARES.......................................................30



                                      (i)
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
        4.2.      AUTHORIZATION AND VALIDITY OF AGREEMENT...................................30
        4.3.      RESTRICTIVE DOCUMENTS.....................................................30
        4.4.      BROKER'S OR FINDER'S FEES.................................................30
        4.5.      CONTRACT PAYMENTS.........................................................30
        4.6.      SHAREHOLDER NOTES.........................................................31

ARTICLE 5         REPRESENTATIONS OF IDGB...................................................31
        5.1.      EXISTENCE AND GOOD STANDING; POWER AND AUTHORITY..........................31
        5.2.      RESTRICTIVE DOCUMENTS.....................................................31
        5.3.      PURCHASE FOR INVESTMENT...................................................31
        5.4.      EXISTENCE OF FINANCING....................................................31
        5.5.      BROKER'S OR FINDER'S FEES.................................................31

ARTICLE 6         TRANSACTIONS PRIOR TO THE CLOSING EFFECTIVE DATE
                  AND RELATED COVENANTS.....................................................32
        6.1.      PRESS RELEASE AND DISCLOSURE..............................................32
        6.2.      CONDUCT OF BUSINESS.......................................................32
        6.3.      EMPLOYEE MATTERS..........................................................34
        6.4.      EXCLUSIVE DEALING.........................................................36
        6.5.      DUE DILIGENCE EXAMINATION OF CLIFFS.......................................36
        6.6.      FURTHER ACTIONS AND THIRD PARTY CONSENTS..................................37
        6.7.      NOTIFICATION OF CERTAIN MATTERS...........................................37

ARTICLE 7         CONDITIONS PRECEDENT TO IDGB'S OBLIGATIONS................................38
        7.1.      CLIFFS' BOARD AND SHAREHOLDER APPROVALS...................................38
        7.2.      THIRD PARTY CONSENTS AND APPROVALS........................................38
        7.3.      ABSENCE OF GOVERNMENTAL OR OTHER OBJECTION................................38
        7.4.      TRUTH AND PERFORMANCE OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.......38
        7.5.      EVIDENCE OF TITLE.........................................................38
        7.6.      APPROVAL OF DOCUMENTATION.................................................39
        7.7.      LICENSES..................................................................39
        7.8.      GOOD STANDING AND OTHER CERTIFICATES......................................39
        7.9.      OPINION OF COUNSEL........................................................39
        7.10.     RESIGNATIONS..............................................................39
        7.11.     ACTIONS TO TERMINATE BENEFIT PLANS........................................39
        7.12.     EXCLUDED DEBT, SHAREHOLDER NOTES, AND FOUNDATION PAYMENT..................40
        7.13.     COVOLIK AGREEMENT.........................................................40
        7.14.     OFFICE/WAREHOUSE FACILITY LEASE...........................................40
        7.15.     ESCROW ACCOUNT AND AGREEMENT..............................................40
        7.16.     TERMINATION OF SHAREHOLDERS' AGREEMENT....................................41
        7.17.     PERMISSION AND RELEASE FOR USE OF NAME AND LIKENESS.......................41
        7.18.     NO MATERIAL ADVERSE EFFECT................................................41

ARTICLE 8         CONDITIONS PRECEDENT TO CLIFFS' AND THE
                  SHAREHOLDERS' OBLIGATIONS.................................................41
        8.1.      TRUTH OF REPRESENTATIONS AND WARRANTIES...................................41
        8.2.      THIRD PARTY CONSENTS; GOVERNMENTAL APPROVALS..............................41
        8.3.      PERFORMANCE OF AGREEMENTS.................................................42
        8.4.      APPROVAL OF DOCUMENTATION.................................................42



                                      (ii)
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
ARTICLE 9         NOT-TO-COMPETE COVENANT; CONFIDENTIALITY..................................42
        9.1.      NON-COMPETITION...........................................................42
        9.2.      CONFIDENTIALITY...........................................................43

ARTICLE 10        TAX MATTERS...............................................................43
        10.1.     TAX PERIOD ENDING ON OR BEFORE THE CLOSING EFFECTIVE DATE.................43
        10.2.     TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING EFFECTIVE
                  DATE......................................................................44
        10.3.     COOPERATION ON TAX MATTERS................................................44
        10.4.     INDEMNIFICATION...........................................................45

ARTICLE 11        SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION..............................45
        11.1.     SURVIVAL OF REPRESENTATIONS...............................................45
        11.2.     INDEMNIFICATION...........................................................45
        11.3.     INDEMNIFICATION PROCEDURE.................................................48

ARTICLE 12        TERMINATION...............................................................49
        12.1.     TERMINATION...............................................................49
        12.2.     EFFECT OF TERMINATION.....................................................50

ARTICLE 13        GENERAL PROVISIONS........................................................50
        13.1.     EXPENSES..................................................................50
        13.2.     GOVERNING LAW, ATTORNEYS' FEES............................................50
        13.3.     TABLE OF CONTENTS; CAPTIONS...............................................51
        13.4.     NOTICES...................................................................51
        13.5.     NO ASSIGNMENT.............................................................52
        13.6.     COUNTERPARTS..............................................................52
        13.7.     ENTIRE AGREEMENT..........................................................52
        13.8.     AMENDMENTS................................................................52
        13.9.     SEVERABILITY..............................................................52
        13.10.    THIRD PARTY BENEFICIARIES.................................................53


EXHIBITS AND SCHEDULES

EXHIBITS

1.1(t)         FOUNDATION ASSIGNMENT
1.1(ar)        HILLEGASS ASSIGNMENT
6.6(b)         PRINTER LETTER
7.9            OPINION OF CLIFFS' AND THE SHAREHOLDERS' COUNSEL
7.13           COVOLIK EMPLOYMENT AGREEMENT
7.14           AMENDMENT TO OFFICE LEASE
7.15           ESCROW AGREEMENT
7.17           HILLEGASS PERMISSION AND RELEASE AGREEMENT

SCHEDULES

1.1(g)         BANK NOTES PAYABLE
1.1(t)         CONTRACT PAYMENTS
1.1(ao)        FOUNDATION PAYMENT
1.1(bv)        SHAREHOLDER NOTES
2.1            SHAREHOLDERS AND SHARE OWNERSHIP



                                     (iii)
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3.4(c)         NO OTHER DEBTS OR OBLIGATIONS
3.5(d)         MODIFICATIONS IN COMPENSATION OR BENEFITS
3.5(m)         COMMENCEMENT, NOTICE OR THREAT OF LAWSUIT
3.8(a)(i)      TRADEMARKS
3.8(b)         THE WORKS
3.8(c)         INVENTORY
3.8(d)(i)      AUTHOR AND FREELANCE AGREEMENTS
3.8(d)(ii)     SALES AND DISTRIBUTION AGREEMENTS
3.8(d)(iii)    CUSTOMER AGREEMENTS
3.8(d)(iv)     FOREIGN TRANSLATION AGREEMENTS
3.8(d)(v)      SUBSIDIARY RIGHTS AGREEMENTS
3.8(d)(vi)     PRINTING AND MANUFACTURING AGREEMENTS AND ARRANGEMENTS
3.8(d)(vii)    COMMERCIAL SOFTWARE LICENSE AGREEMENTS
3.8(d)(viii)   WEBSITE DEVELOPMENT AND HOSTING AGREEMENTS
3.8(d)(ix)     ADVERTISING AGREEMENTS
3.8(d)(x)      CONSULTING AGREEMENTS
3.8(e)(i)      LESSEE LEASES AND SUBLEASES
3.8(e)(ii)     LESSOR LEASES AND SUBLEASES
3.8(e)(iii)    PERSONAL PROPERTY LEASES
3.8(f)         PLATES AND FILM
3.8(g)         EQUIPMENT/DEPRECIATION SCHEDULE
3.8(h)         ART WORK
3.8(i)         BUSINESS LICENSES
3.9            ENCUMBRANCES
3.11           INSURANCE POLICIES
3.14(a)        CONTRACTS AND LEASES
3.14(b)(i)     OBLIGATIONS OR PAYMENTS TO CLIFF'S IN EXCESS OF $25,000
3.14(b)(vii)   AGREEMENTS CONTAINING PROVISIONS LIMITING CLIFF'S RIGHTS OR
               FREEDOM TO COMPETE
3.14(b)(x)     AGREEMENTS CONTAINING AGREEMENTS OR INSTRUMENTS RELATING TO THE
               BORROWING OF MONEY OR EXTENSIONS OF CREDIT
3.17(a)        EMPLOYEES
3.17(c)        CONTRACTUAL OR OTHER OBLIGATIONS TO PROVIDE SEVERANCE PAYMENTS
3.18           EMPLOYEE BENEFIT PLANS
3.18(d)        CURRENT INDIVIDUALS ELECTING COBRA
3.19           CONFLICTS/DEFAULTS
3.21           THIRD PARTY CONSENTS
3.22           LITIGATION
3.23(a)        TAX RETURN EXCEPTIONS
3.23(c)        AUDITS
3.23(c)(v)     CLAIMS IN WRITING BY ANY TAX AUTHORITY
3.23(c)(viii)  CERTAIN TAX ITEMS
3.27           BANK AND SAFE DEPOSIT LISTS, POWER OF ATTORNEY
3.28           INVESTMENT BANKER
3.29           INTERESTED PARTY TRANSACTIONS
6.3(b)         SEVERANCE AMOUNTS
7.15(c)        GIBSON CLAIM INDEMNITY
11.2(b)(iii)   EMPLOYEE BENEFITS INDEMNITY



                                      (iv)
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                            SHARE PURCHASE AGREEMENT

        This is a Share Purchase Agreement ("Agreement") dated as of December 7, 1998, by and among IDG Books Worldwide, Inc., a Delaware corporation ("IDGB"), Cliff's Notes, Inc., a Nebraska corporation ("Cliffs"), and all of the shareholders of Cliffs (the "Shareholders").

                                    RECITALS

        a. Cliffs owns and operates a publishing business which publishes and sells print and electronic works and software products under the "Cliffs" Imprints using the Proprietary Property;

        b. The Shareholders collectively own all of the issued and outstanding shares of capital stock of Cliffs;

        c. The Shareholders desire to sell and IDGB desires to purchase, one hundred percent (100%) of the outstanding shares of capital stock of Cliffs, subject to the representations, warranties, and covenants of the parties set forth in this Agreement.

                In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties agree as follows:

                            ARTICLE 1 - DEFINITIONS.

        1.1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms in this Agreement have the meanings set forth in this Section 1.1.

                a. "ACCOUNTANTS" means IDGB's certified public accountants, Deloitte Touche, LLP.

                b. "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

                c. "AGREEMENT" means this Share Purchase Agreement and all Exhibits and Schedules hereto, as the same may be amended.

                d. "AUDITED STATEMENTS" has the meaning set forth in Section 3.4(a).

                e. "AUTHOR ADVANCES" means cash advances against future royalties payable, made by Cliffs under the Author Agreements.

                f. "AUTHOR AGREEMENTS" has the meaning specified in Section 3.8(d)(i).

                g. "BANK NOTES PAYABLE" means all of Cliffs' notes payable and outstanding principal and accrued and unpaid interest thereon as of the date hereof (including the U.S. Bank note payable), as set forth on Schedule 1.1(g) which schedule shall be updated as of the Closing Effective Date.

                h. "BUSINESS" means Cliffs' business of creating, developing, producing, marketing, selling, distributing, licensing, and otherwise publishing the Works utilizing the Proprietary Property.

                i. "CLAIM" has the meaning specified in Section 11.3.

                j. "CLIFFS ACCOUNTING PRINCIPLES" OR "CAP" means GAAP, except for the GAAP departures noted in the Reviewed Statements of Cliffs as of and for the year ending June 30, 1998 and the absence of a bad debt reserve.

                k. "CLIFFS" means Cliff's Notes, Inc., a Nebraska corporation.

                l. "CLOSING" has the meaning specified in Section 2.6.

                m. "CLOSING DATE BALANCE SHEET" means the unaudited balance sheet of Cliffs reviewed by the Accountants pursuant to Section 2.7(a) as of the Closing Effective Date.

                n. "CLOSING DATE NET BOOK VALUE" means the amount, as reflected on the Closing Date Balance Sheet, which is equal to Cliffs' total assets less total liabilities, as determined in accordance with CAP as of the close of business on the Closing Effective Date.

                o. "CLOSING DATE NET BOOK VALUE DIFFERENTIAL" means the positive amount, if any, by which the Closing Date Net Book Value is greater than $5,000,000 or the negative amount, if any, by which the Closing Date Net Book Value is less than $5,000,000. In calculating the Closing Date Net Book Value Differential, the following items, to the extent, if at all, they are reflected on the Closing Date Balance Sheet, shall be deducted from the liabilities or added to the assets of Cliffs as is appropriate in accordance with CAP: (i) the Contract Payments (the payment on account of, or any accrual for which, shall not be reflected on the Closing Date Balance Sheet); (ii) the Severance Amounts (the payment on account of, or any accrual for which, shall not be reflected on the Closing Date Balance Sheet); (iii) the Foundation Payment (which shall be reflected as an asset on the Closing Date Balance Sheet); (iv) the Excluded Debt (which shall be deducted from the liabilities on the Closing Date Balance Sheet); and (v) the Transaction Costs (if accrued shall be deducted from the liabilities, and if paid shall be added to the cash shown, on the Closing Date Balance Sheet).

                p. "CLOSING EFFECTIVE DATE" means the last day of the month ending prior to the Closing.

                q. "CLOSING PAYMENT" means the Preliminary Purchase Price less $2,250,000.

                r. "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.

                s. "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

                t. "CONTRACT PAYMENTS" means Cliffs' obligations for all remaining and final payments under the employment agreements with Messrs. Covolik and Lincoln, and consulting agreement with Mr. Slotin, as set forth on
Schedule 1.1(t) as to each of Mr. Covolik, Lincoln and Slotin.

                u. "CONTRACTS" has the meaning specified in Section 3.8(d).

                v. "CONTROLLED GROUP" has the meaning set forth in Code Section 1563.

                w. "COPYRIGHTS" means all copyrights throughout the world, under U.S. and international laws, and includes without limitation all copyrights in and to the Works (and source codes in any software contained therein, including StudyWare), the Imprints, the Manuscripts, Cliffs' Website cliffnotes.com., promotional and marketing materials, catalogs and brochures, graphic design materials, posters, characters, cartoons, and other copyrightable matter, all as used in the Business.

                x. "DAMAGES" has the meaning specified in Section 11.2.

                y. "EMPLOYEE BENEFIT PLANS" means any (i) nonqualified deferred compensation or retirement plan or arrangement, (ii) qualified defined contribution or defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (iii) Employee Welfare Benefit Plan or fringe benefit or other retirement, bonus, or incentive plan or program, or (iii) severance plan whether formal or informal and whether deemed an Employee Pension Benefit Plan or Employee Welfare Benefit Plan.

                z. "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

                aa. "EMPLOYEES" has the meaning set forth in Section 6.3.

                bb. "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

                cc. "ENCUMBRANCES" means all mortgages, pledges, liens, encumbrances, security interests, equities, charges, and restrictions of any nature, except for liens arising by operation of law for taxes not yet due and payable.

                dd. "ENVIRONMENTAL CLAIMS" means any administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Law, including (i) Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental law, and (ii) Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                ee. "ENVIRONMENTAL LAW(S)" means any applicable federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the Closing, and any judicial or administrative interpretation thereof as of the Closing, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 6901, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 9601, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701, et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C., Section 651, et seq.; and their state and local counterparts and equivalents.

                ff. "ERISA" has the meaning specified in Section 3.18.

                gg. "ERISA AFFILIATE" means each entity which is treated as a single employer with Seller for purposes of Code Section 414.

                hh. "ESCROW ACCOUNT" means the escrow account established under
Section 7.15.

                ii. "ESCROW AGENT" means U.S. Bank National Association.

                jj. "ESCROW AGREEMENT" means the agreement, in the form attached hereto as Exhibit 1.1(aj), between the Escrow Agent, IDGB, and the Shareholders.

                kk. "EXCLUDED DEBT" means the following as of the Closing Effective Date (i) Bank Notes Payable, (ii) the Shareholder Notes, and (iii) Cliffs' bank overdrafts (if any).

                ll. "FIDUCIARY" has the meaning set forth in ERISA Section
3(21).

                mm. "FOUNDATION" means Cliff's Charitable Foundation, a non-profit corporation organized under Nebraska law.

                nn. "FOUNDATION ASSIGNMENT" means the Foundation's quitclaim assignment and release to Cliffs, in the form attached hereto as Exhibit 1.1(an).

                oo. "FOUNDATION PAYMENT" means the amount paid by Cliffs to the Foundation to effect the Foundation Assignment and terminate and otherwise extinguish the Transfer Agreement, as such amount is set forth on Schedule 1.1(ao).

                pp. "GAAP" means generally accepted accounting principles in the United States, applied on a basis which is consistent with Cliffs' past practices and policies throughout the periods indicated, and in cases where Cliffs' past practices are inconsistent with generally accepted accounting principles, generally accepted principles will apply.

                qq. "HAZARDOUS MATERIALS" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas, and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any applicable Environmental Law.

                rr. "HILLEGASS ASSIGNMENT" means the form of quitclaim assignment attached hereto as Exhibit 1.1(ar), from Clifton Hillegass to Cliffs.

                ss. "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as amended.

                tt. [[INTENTIONALLY OMITTED.]]

                uu. "IDGB" means IDG Books Worldwide, Inc., a Delaware corporation.

                vv. "IMPRINT(S)" means the following imprints and brands owned by Cliffs and used in the Business: Cliffs Notes, Cliffs Test Preparation Guides, Cliffs Quick Reviews, Cliffs Advanced Placement Series, Cliffs Complete Study Editions, Studyware, and Centennial Press (collectively, the "Imprints").

                ww. "INDEMNIFIED PARTY" has the meaning specified in Section
11.3.

                xx. "INDEMNIFYING PARTY" has the meaning specified in Section 11.3.

                yy. "INDEMNITY HOLDBACK" has the meaning specified in Section
2.5.

                zz. "INVENTORY" means all inventories of every kind and nature and wheresoever situated, including without limitation all inventories of completed (finished goods) and partially completed (works-in-process) books and other literary works of or pertaining to the Business, all as determined in accordance with CAP.

                aaa. "LEASES" means the Lessor Leases, Lessee Leases, and Personal Property Leases, collectively.

                bbb. "LESSEE LEASES" has the meaning specified in Section 3.8(e)(i).

                ccc. "LESSOR LEASES" has the meaning specified in Section 3.8(e)(ii).

                ddd. "MANUSCRIPTS" means manuscripts or manuscripts in progress created or to be created in connection with the Works, including all computer files, notes, plates, film, negatives, bluelines, art board, laser generated proofs, treatments and illustrations.

                eee. "MATERIAL ADVERSE EFFECT" means a material adverse effect on the assets, financial condition, results of operations, or prospects of the Business taken as a whole, excluding seasonal effects, publishing industry trends, and information which is publicly known.

                fff. "PBGC" means the Pension Benefit Guaranty Corporation.

                ggg. "PERSON" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated association, governmental authority, or other entity.

                hhh. "POST-CLOSING PURCHASE PRICE ADJUSTMENT" has the meaning set forth in Section 2.7.

                iii. "PRELIMINARY NET BOOK VALUE" means the Preliminary Net Book Value of Cliffs determined in accordance with CAP, as determined under Section 2.3.

                jjj. "PRELIMINARY NET BOOK VALUE DIFFERENTIAL" means the positive amount, if any, by which the Preliminary Net Book Value is greater than $5,000,000 or the negative amount, if any, by which the Preliminary Net Book Value is less than $5,000,000. In calculating the Preliminary Net Book Value Differential, the following items, to the extent, if at all, they are reflected on the Trial Balance Sheet, shall be deducted from the liabilities or added to the assets of Cliffs as is appropriate in accordance with CAP: (i) the Contract Payments (the payment on account of, or any accrual for which, shall not be reflected on the Closing Date Balance Sheet); (ii) the Severance Amounts (the payment on account of, or any accrual for which, shall not be reflected on the Closing Date Balance Sheet); (iii) the Foundation Payment (which shall be reflected as an asset on the Closing Date Balance Sheet); (iv) the Excluded Debt (which shall be deducted from the liabilities on the Closing Date Balance Sheet); and (v) the Transaction Costs (if accrued shall be deducted from the liabilities, and if paid shall be added to the cash shown, on the Closing Date Balance Sheet).

                kkk. "PRELIMINARY PURCHASE PRICE" has the meaning set forth in
Section 2.3.

                lll. "PROHIBITED TRANSACTION" has the meaning set forth in ERISA
Section 406 and Code Section 4975.

                mmm. "PROPRIETARY PROPERTY" means (i) all Trademarks, Copyrights, any author or moral rights and waivers, trade secrets, patents, inventions, industrial designs and designs, know-how, proprietary technology and processes, and all goodwill relating to the foregoing, (ii) whether registered or at common law, U.S. or international, and including any applications, registrations, continuations in part, divisional applications, or analogous rights, and (iii) all other intellectual and proprietary property, including the Proprietary Property described on Schedule 3.8(a), all as used in the Business throughout the world.

                nnn. "PURCHASE PRICE" has the meaning set forth in Section 2.4.

                ooo. "REAL PROPERTY" means any real property and improvements previously or currently owned, leased, operated or occupied by Cliffs.

                ppp. "RELATED PARTY" has the meaning set forth in Section 3.5(l) qqq. "REPORTABLE EVENT" has the meaning set forth in ERISA
Section 4043."

                rrr. "SALES RETURNS ADJUSTMENT" means the (i) the dollar amount of returns which Cliffs has notice of but has not yet received, processed and expensed as of the Closing Effective Date, minus (ii) $100,000.

                sss. "SCHEDULED ASSETS" has the meaning specified in Section
3.8.

                ttt. "SEVERANCE AMOUNTS" means the severance amounts which may be paid to certain Employees in accordance with Section 6.3.

                uuu. "SEVERANCE AMOUNTS ADJUSTMENT" means the amount shown on
Schedule 6.3(b).

                vvv. "SHAREHOLDER NOTES" means Cliffs' notes payable to the Shareholders, with the outstanding principal balance and accrued and unpaid interest thereon as of the date hereof as set forth on Schedule 1.1(bv).
Schedule 1.1(bv) shall be updated as of the Closing Effective Date and delivered at Closing.

                www. "SHAREHOLDERS AGREEMENT" means that certain Shareholders Agreement dated July 31, 1983, as amended February 1, 1984, among Cliffs and the Shareholders.

                xxx. "SHAREHOLDERS' KNOWLEDGE" means the actual knowledge of Robert E. Covolik, Douglas Lincoln, J. Richard Spellman, or Ellen Cox.

                yyy. "SHAREHOLDER REPRESENTATIVES" means Richard Spellman and Robert Covolik, or their successors as appointed in accordance with the Escrow Agreement.

                zzz. "SHARES" means the 44,925 shares of common stock of Cliffs, all of which shares are owned by the Shareholders and represent one hundred percent (100%) of the outstanding shares of common stock of Cliffs.

                aaaa. "SPECIAL HOLDBACK" has the meaning set forth in Section
2.5.

                bbbb. "TAXES" means all Federal, state, local and foreign taxes, assessments (including assessments arising from federal or state audits), duties, fees, levies or other governmental charges of any kind whatsoever, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest.

                cccc. "TRADEMARKS" means all trademarks, service marks, trade names, trade dress, Internet domain names, business names, brand names, logos, proprietary icons, imprints, get-up, and line extensions (if applicable), all as used in the Business.

                dddd. "TRANSACTION COSTS" has the meaning set forth in Section 13.1.

                eeee. "TRANSFER AGREEMENT" means that certain Agreement for Transfer of Copyrights dated July 1, 1991, between the Foundation and Cliffs.

                ffff. "TRIAL BALANCE SHEET" means the general ledger trial balance sheet prepared in accordance with CAP (subject to the inclusion of the Sales Returns Adjustment, if any) for the month-end as of the Closing Effective Date (which shall include a physical inventory of the Inventory as of October 31, 1998 taken by Cliffs and observed by IDGB and updated to the date of the Trial Balance Sheet), setting forth Cliffs' asset and liability accounts, and the Sales Returns Adjustment (if any).

                gggg. "TRIAL BALANCE SHEET DATE" means the date of the Trial Balance Sheet, as determined under Section 1.1(cf) immediately above.

                hhhh. "WORKS" means all of Cliffs' literary works and related products published under the Imprints, under the Author Agreements or otherwise, including original and revised editions, frontlist and backlist titles, and any and all existing Works and works in progress, and regardless of whether such Works are stored or published in print, electronic (including online), software, or other media.

               ARTICLE 2 - PURCHASE OF SHARES, PURCHASE PRICE, AND
                                RELATED MATTERS.

        2.1. PURCHASE OF SHARES. IDGB agrees to purchase from each Shareholder and each Shareholder agrees to sell, assign, transfer, and deliver to IDGB the number of Shares set forth opposite the name of such Shareholder on Schedule 2.1.

        2.2. CLOSING: EXCHANGE AND OTHER PAYMENTS; WIRING INSTRUCTIONS.

                a. EXCHANGE. At the Closing, each Shareholder shall deliver or cause to be delivered share certificates representing the Shares owned by such Shareholder, duly endorsed and assigned for transfer to IDGB. IDGB shall deliver to each Shareholder by wire transfer, the Shareholder's pro-rata share of the Closing Payment. At the Closing, IDGB will also (i) make the Foundation Payment,
(ii) pay the holders of the Excluded Debt the full amount thereof, and (iii) pay the holders of the Shareholder Notes the full amount thereof.

                b. WIRE TRANSFER. Not later than five (5) days prior to the date of Closing, Cliffs shall provide IDGB with wire transfer instructions for payments to (i) the Foundation as to the Foundation Payment, (ii) the holders of the Excluded Debt, and (iii) the Shareholders and the holders of the Shareholder Notes.

        2.3. DETERMINATION OF PRELIMINARY NET BOOK VALUE. Prior to the Closing, Cliffs will provide to IDGB a Trial Balance Sheet. Based on the Trial Balance Sheet, the parties will determine the Preliminary Net Book Value Differential and the Preliminary Purchase Price. The Preliminary Purchase Price shall equal $12,652,930.00, plus the Preliminary Net Book Value Differential.

        2.4. PURCHASE PRICE. The total purchase price for the Shares (the "Purchase Price") shall equal $12,652,930.00, plus the Closing Date Net Book Value Differential.

        2.5. HOLDBACKS. IDGB shall hold back $1,750,000 (the "Indemnity Holdback") and $500,000 (the "Special Holdback") and deposit the Indemnity Holdback and the Special Holdback in the Escrow Account in accordance with the Escrow Agreement.

        2.6. CLOSING. Subject to the fulfillment of the conditions to Closing in Articles 7 and 8 herein, the purchase and sale of the Shares (the "Closing") shall take place at 10:00 a.m. at the offices of counsel to Cliffs and the Shareholders, McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606-5096, not later than December 18, 1998. The purchase, sale, and exchanges referred to in Sections 2.1 and 2.2 shall be effective as of 12:00 midnight on the Closing Effective Date.

        2.7. POST-CLOSING PURCHASE PRICE ADJUSTMENT.

                a. DETERMINATION OF CLOSING DATE NET BOOK VALUE. Within sixty
(60) days after the Closing Effective Date, the Accountants, at IDGB's expense, will perform an audit of the Closing Date Balance Sheet prepared by Cliffs. Such balance sheet will be prepared in accordance with CAP. The inventory balance reported in the Closing Date Balance Sheet will reflect the October 31, 1998 balance that was subjected to a physical count by Cliffs, adjusted for inventory activity from such date through the Closing Effective Date. Based on such audited Closing Date Balance Sheet, the parties shall jointly determine the Closing Date Net Book Value Differential.

                b. INFORMATION SHARING; RESOLUTION OF DISPUTES.

                (i) At the Shareholder Representatives' request, which shall be within five (5) business days after the Accountants' delivery of the audited Closing Date Balance Sheet, IDGB will cause Cliffs and/or the Accountants to share their work papers and related materials used in performing the audit of the Closing Date Balance Sheet with the Shareholder Representatives. In the event the Shareholder Representatives do not request Cliffs' and/or the Accountants' work papers or related materials within five (5) business days after the Accountants delivery of the audited Closing Date Balance Sheet, the Closing Date Balance Sheet shall be final and binding on the parties.

                (ii) In the event that a dispute arises as to the Closing Date Net Book Value Differential which the parties are unable to resolve among themselves within ten (10) business days after the provision by Cliffs and/or the Accountants of their work papers and related materials to the Shareholder Representatives, the parties will engage Arthur Andersen LLP to review the disputed information only and render a final accounting and determination of the Closing Date Net Book Value Differential. Such determination shall be final and binding on the parties. In the event Arthur Andersen LLP is so engaged, the Shareholders shall bear one-half (1/2) and IDGB shall bear one-half (1/2) of Arthur Andersen LLP's fees and costs.

                c. PAYMENT OF POST-CLOSING PURCHASE PRICE ADJUSTMENT. If the Purchase Price is greater than the Preliminary Purchase Price, IDGB will pay the excess to the Shareholders pro rata. If the Purchase Price is less than the Preliminary Purchase Price, then the Escrow Agent will distribute the excess out of the Indemnity Holdback to IDGB pursuant to the Escrow Agreement. Any such payments will be made within five (5) business days after the final determination of the Closing Date Net Book Value Differential.

                  ARTICLE 3 - REPRESENTATIONS REGARDING CLIFFS.

        Cliffs and the Shareholders hereby represent and warrant to IDGB, subject to such exceptions as are disclosed with a description of the relevant facts in the disclosure schedules (referencing the appropriate section number) supplied by Cliffs to IDGB and dated as of the date hereof, as follows:

        3.1. EXISTENCE AND GOOD STANDING. Cliffs is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nebraska. Cliffs has the requisite corporate power and authority to own, lease, and operate its properties and to carry on the Business as now conducted and as presently proposed to be conducted. Cliffs is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the Business makes such qualification or license required by law.

        3.2.    CAPITAL STOCK.

                a. CAPITAL STRUCTURE. Cliffs has total authorized capital of 250,000 shares of common stock. There are 44,925 shares of Cliffs' common stock issued and outstanding, consisting of the Shares. There are 16,075 shares of treasury stock. There are 189,000 shares of Cliffs' common stock authorized and unissued. As of the Closing Effective Date, the number of shares of common stock that are authorized, issued, and outstanding will be the same as the date hereof.

                b. OTHER. The Shares are duly authorized, validly issued, fully paid, and nonassessable. The Shares have been issued in compliance with all applicable federal and state securities laws. The Shares were not when issued nor are they currently subject to any preemptive rights, except as otherwise waived by any Persons entitled thereto at Closing, under statute, Cliffs' Articles of Incorporation or Bylaws, or any agreement to which Cliffs is a party or by which Cliffs is bound. Except for the Shareholders' Agreement, there are no outstanding subscriptions, options, warrants, rights, calls, conversion or exchange rights, rights of first refusal, contracts, commitments, proxies, voting trusts or agreements, plans, or other agreements relating to the purchase, issuance, sale, or voting of the Shares or any shares of Cliffs' common stock, to which any of the Shareholders are parties or otherwise.

        3.3.    AUTHORIZATION AND VALIDITY OF THIS AGREEMENT.
Cliffs has the requisite corporate power and authority to execute and deliver, and consummate the transactions contemplated by, this Agreement. The execution and delivery of, and consummation of the transactions contemplated by, this Agreement by Cliffs have been duly authorized and approved by its Board of Directors and Shareholders and no other corporate action on the part of Cliffs is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Cliffs and, assuming due execution of this Agreement by the other parties hereto, is a valid and binding obligation of Cliffs enforceable against Cliffs in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

        3.4.    AUDITED STATEMENTS; TRIAL BALANCE SHEET; DEBTS; ACCOUNTS
RECEIVABLE.

                a. AUDITED STATEMENTS. Cliffs has furnished IDGB with the following financial statements and Independent Accountants Audit Report thereon:
Balance Sheets as of June 30, 1998 and the related Statements of Operations, Stockholders' Equity and Cash Flows for the years then ended, together with the audit report of the Accountants (the "Audited Statements"). The Audited Statements have been prepared in accordance with GAAP as of and applicable for the fiscal year ending June 30, 1998, and the Audited Statements fairly present the financial position and operating results of Cliffs as of the dates, and for the periods, indicated therein.

                b. GENERAL LEDGERS. All of Cliffs' general ledgers and related documentation are located at Cliffs' principal corporate headquarters in Lincoln, Nebraska. The general ledgers accurately reflect the underlying facts and transactions in all material respects. Cliffs has provided IDGB with the general ledger trial balances for the months ending July 30, August 31, September 30, and October 31, 1998. Cliffs will also furnish IDGB with the general ledger trial balances for all months ending prior to the Trial Balance Sheet Date. The aforesaid trial balances, including the Trial Balance Sheet, have been and will be prepared on a basis consistent with CAP and fairly present, subject to the CAP exceptions to GAAP and the absence of footnotes, the financial position and operating results of Cliffs as of the dates, and for the periods, indicated therein.

                c. NO OTHER DEBTS. Except as set forth on Schedule 3.4(c), there are no debts, liabilities, or obligations with respect to Cliffs which are required to be shown on a GAAP statement or to which Cliffs' assets are subject which are required to be shown on a GAAP statement, whether liquidated, unliquidated, accrued, absolute, contingent, or otherwise (whether or not required to be reflected in the Audited Statements or the Trial Balance Sheet), except for (i) those expressly set forth on the Audited Statements or the Trial Balance Sheet, (ii) trade payables arising thereafter in the ordinary course of business, (iii) return policy obligations, and (iv) liabilities specifically disclosed in the schedules attached hereto, provided that this representation shall not be deemed to be breached to the extent that any liability is reflected on the Closing Date Balance Sheet as finally determined.

                d. ACCOUNTS RECEIVABLE. The accounts receivable shown on the Audited Statements and Trial Balance Sheet arose in the ordinary course of business and have been collected or to the Shareholders' Knowledge are collectible in the book amounts thereof, less the allowances for doubtful accounts, if any, determined in accordance with CAP consistently applied and in ac-cordance with the Cliffs' past practices. The accounts receivable of Cliffs arising after the Trial Balance Sheet Date and before the Closing Effective Date arose in the ordinary course of business (subject to stated terms of discount in invoices) and have been collected or to the Shareholders' Knowledge are collectible in the book amounts thereof, less an allowance for doubtful accounts, if any, determined in accordance with GAAP consistently applied and in accordance with Cliffs' past practices. None of the accounts receivable of Cliffs is subject to any material claim of offset, recoupment, setoff, or counter-claim, except for rights of return in accordance with Cliffs policies.

        3.5. ABSENCE OF CHANGES. Since the date of the Audited Statements, there has not been:

                a. Any material (in excess of $2,500 for any single item) damage, destruction or loss to any asset or property, tangible or intangible, of Cliffs;

                b. Any material transaction relating to or involving Cliffs (other than the transactions contemplated herein) which was entered into, or carried out by Cliffs other than in the ordinary and usual course of business;

                c. Any change made by Cliffs in its accounting or tax practices or procedures relating thereto, or any material change made by Cliffs in its method of operating the Business;

                d. Any increase in or modification of the compensation or benefits payable or to become payable by Cliffs to any of its directors, officers, or employees, including the declaration, payment or commitment or obligation of any kind for Cliffs' payment of a bonus, additional salary or other extra-ordinary compensation to any such Person(s);

                e. Any sale, lease, or disposition of, or any agreement to sell, lease, or dispose of any of Cliffs' assets, other than sales, leases or dispositions in the usual and ordinary course of business and consistent with past practices;

                f. Any amendment, waiver, release, rescission, or termination of any material agreement, license, or other instrument to which Cliffs is a party, including any write-off or other compromise on any account receivable outside the ordinary course of business;

                g. Any adverse change in Cliffs' relationships with any significant vendor(s) or customer(s) (except any conditions arising only from the internal financial condition of any such vendor or customer);

                h. Any sales or dispositions, or any discussions re-lating thereto, of the Proprietary Property;

                i. Any purchase or lease or any agreements to purchase or lease property or assets by Cliffs in excess of $10,000 individually, or in excess of $25,000 in the aggregate;

                j. Any issuance, redemption, repurchase, or other acquisition of shares of capital stock of Cliffs, or any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to the capital stock of Cliffs;

                k. Any alteration of any term of any outstanding security of Cliffs, including its capital stock, debt securities, promissory notes, or other evidences of indebtedness;

                l. Any loan by Cliffs to any officer, director, or any relative of any officer or director (a "Related Party"), any loan by Cliffs to any other Person, guaranteeing by Cliffs of any indebtedness (whether of a Related Party or otherwise) as to any Person, or any renewal, extension, or alteration of any terms of any of the foregoing;

                m. Except as set forth on Schedule 3.5(m), commencement or notice or threat of commencement of any lawsuit or similar proceeding by or against any third party, including claim of wrongful discharge or other employment related claim;

                n. Amendments or changes to Cliffs' Articles of Incorporation, Bylaws, or any other charter documents of Cliffs;

                o. Negotiation or agreement by Cliffs or any officer or employees thereof to do any of the things described in the preceding clauses 3.5(b) through 3.5(n) (other than negotiations with IDGB and its representatives regarding the transactions contemplated by this Agreement); or

                p. Any event or condition of any character which may reasonably be expected to have a Material Adverse Effect.

        3.6. BOOKS AND RECORDS. All of Cliffs corporate records and minute books are located at Cliffs' principal corporate headquarters in Lincoln, Nebraska. Copies of all of Cliffs' corporate records and minute books have been provided to IDGB and its counsel. The corporate records of Cliffs accurately reflect the underlying facts and transactions in all material respects. The minute books and related corporate records of Cliffs contain accurate records of all material corporate actions taken by the Shareholders and Board of Directors of Cliffs.

        3.7. SUBSIDIARIES. Cliffs does not own, directly or indirectly, any capital stock or other equity or proprietary interest in any corporation, partnership, association, trust, joint ven-ture, or other entity.

        3.8. SCHEDULED ASSETS. The purpose of this Section 3.8 is to accurately set forth, via schedule, certain tangible and intangible assets of Cliffs which are used in the operation of the Business which are not specifically identified as separate line items or otherwise on the Audited Statements or Trial Balance Sheet nor will such items be specifically identified in the Audited Statements. The assets set forth in this Schedule 3.8 (the "Scheduled Assets") consist of the following:

                a. PROPRIETARY PROPERTY. The Trademarks and Copyrights, as set forth on the following Schedules:

                        (i) The Trademarks, as set forth on Schedule 3.8(a)(i);

                        (ii) The Copyrights in and to the Works, as set forth on
        Schedule 3.8(b).

                b. WORKS. The Works, as currently offered for sale by Cliffs in any channel or medium, including in Cliffs' Website, all as set forth on
Schedule 3.8(b). Schedule 3.8(b) sets forth, as to each such Work, its title, name of author, first publication date, whether the Work is an original or revised edition, ISBN, copyright owner, copyright registration date, and copyright registration number.

                c. INVENTORY. The Inventory as of October 31, 1998 is set forth on Schedule 3.8(c).

                d. CONTRACTS. The Contracts in effect on the date hereof, as listed on Schedules 3.8(d)(i) through 3.8(d)(ix) (the "Contracts"), but subject to the provisions of Section 3.14(b).

                        (i) All written agreements with authors, series editors, and similar content providers ("Author Agreements"), and agreements with illustrators, graphic artists, and voice talent ("Freelance Agreements") (as to Author Agreements and Freelance Agreements whether on a "work-made-for-hire" or royalty basis), and all other licenses and permissions granted to Cliffs for use of graphic images, photographs and other artwork for the Works, all as set forth on Schedule 3.8(d)(i).
        Schedule 3.8(d)(i) also includes, for each Author Agreement, the title of the Work, the author's name, Author's Advance, date of agreement, and for each Freelance Agreement the name of the freelancer and date of such agreement.

                        (ii) The domestic and international sales representative and distribution agreements set forth on Schedule 3.8(d)(ii).

                        (iii) All written agreements with Cliffs' customers, other than purchase orders involving amounts of less than $2,500.00 annually, as set forth on Schedule 3.8(d)(iii).

                        (iv) All agreements pertaining to Cliffs' licenses (if any) of foreign translation rights to the Works, including the agent agreement relating to such rights, as set forth on Schedule 3.8(d)(iv).

                        (v) All other licenses and permissions granted by Cliffs in respect of display or reproduction rights as to the Works, as set forth on Schedule 3.8(d)(v).

                        (vi) All printing and other manufacturing agreements and arrangements of Cliffs, whether oral or written, as set forth or otherwise described on Schedule 3.8(d)(vi).

                        (vii) All commercial software licenses in force as of the date hereof, under which Cliffs is a licensee, as set forth on
        Schedule 3.8(d)(vii).

                        (viii) All Website development, Website hosting and other agreements, as set forth on Schedule 3.8(d)(viii).

                        (ix) All advertising agency, public relations, and similar agreements, as set forth on Schedule 3.8(d)(ix).

                        (x) All consulting agreements which are not cancelable, without penalty, on less than ninety (90) days notice, as set forth on
        Schedule 3.8(d)(x).

                e. REAL AND PERSONAL PROPERTY LEASES.

                        (i) Schedule 3.8(e)(i) contains a list of all leases and subleases to which Cliffs is a party under which it leases Real Property from another ("Lessee Leases"). A true and complete copy of each such Lessee Lease has been provided to IDGB.

                        (ii) Schedule 3.8(e)(ii) contains a list of all leases or subleases to which Cliffs is a party and under which it leases Real Property and is entitled to receive payments ("Lessor Leases").

                        (iii) Schedule 3.8(e)(iii) contains a list of all personal property leases to which Cliffs is a party ("Personal Property Leases").

                f. PLATES, ETC. All plates, film, proofs, and similar items used in conjunction with the Manuscripts in the production of the Works, as set forth on Schedule 3.8(f). Sched-ule 3.8(f) shows the locations of such materials. All software and the equipment used in the replication of Cliffs' software products are stored at Cliffs' principal headquarters.

                g. EQUIPMENT. All automobiles, furniture, fixtures, equipment, computers, racks, forklifts, scales, office and warehouse equipment, and/or other items of personal property, as set forth on Schedule 3.8(g) or otherwise used in the operation of the Business. IDGB acknowledges and agrees that
Schedule 3.8(g) will contain a listing of assets which is the same as Cliffs' "depreciation schedule."

                h. ART WORK. The works of fine art, as listed on Schedule 3.8(h). The parties hereby agree that the art work shall be recorded on the Closing Date Balance Sheet at $175,000. Additionally, in the event that any of such art work is stolen, damaged, or misplaced between the date of this Agreement and the date of Closing, the amounts attributable to such stolen, damaged, or misplaced art work shall be remitted to IDGB out of the Indemnity Holdback.

                i. BUSINESS LICENSES. All business licenses used in the Business, as set forth on Schedule 3.8(i).

        3.9. TITLE TO ASSETS; NO ENCUMBRANCES. Cliffs is the sole and exclusive legal and beneficial owner of all of its assets and properties, including without limitation the Scheduled Assets. Cliffs is not a party to, or bound by, any contract or obligation that requires it to sell or otherwise dispose of, or limits or compromises its ability to use, its assets or properties. Except as set forth on Schedule 3.9, Cliffs' assets and properties are not subject to any Encumbrances. These warranties do not apply to the Proprietary Property, which is the subject of Section 3.12.

        3.10. OPERATING CONDITION. All of Cliffs tangible assets currently in active use, including those tangible assets which are Scheduled Assets, are suitable for the purposes for which they are used, are in good operating condition and repair, free from known defects except for minor defects which do not interfere with the continued use thereof. Each tangible asset of Cliffs has been serviced and maintained in accordance with customary industry practices, although IDGB acknowledges that from time to time some equipment may require repair or maintenance.

        3.11. INSURANCE. Schedule 3.11 lists all policies of general comprehensive liability, property, fire and casualty, medical and health, products liability, workers compensation, directors and officers liability, and other forms of insurance owned or held by Cliffs (the "Insurance Policies"), including name of carrier, policy number, annual premium, deductible, and expiration/renewal dates. Cliffs has not been denied insurance by any insurance carrier during the past five (5) years nor has any insurance policy been cancelled with regard to Cliffs or the Business. Cliffs has not received (i) any notice of cancellation of any coverage described in such Insurance Policies or refusal of coverage thereunder, or (ii) any other indication that any such policies are no longer in full force and effect or that the issuer of any such policies is no longer willing or able to perform its obligations thereunder. There is no claim by Cliffs pending under any of such policies as to which coverage has been questioned, denied, or disputed by the underwriter. All premiums payable under all such policies have been paid, and to the Shareholders' Knowledge Cliffs is in full compliance with the terms of such policies, including without limitation the notice requirements of such policies. Cliffs is not aware of any threatened termination of or material premium increase with respect to any of such policies. Cliffs is not a payee under or beneficiary of any fidelity, surety or completion bonds or similar instruments.

        3.12. PROPRIETARY PROPERTY. Cliffs is the sole and exclusive owner of all right, title, and interest in and to the Copyrights (except as to certain Works set forth on Schedule 3.8(b)) and Trademarks throughout the world, and to the Shareholders' Knowledge the other Proprietary Property. Other than the Contracts, there are no outstanding options, licenses, or agreements of any kind relating to the Proprietary Property. The Proprietary Property is not subject to any Encumbrances. The Copyrights and Trademarks, and to the Shareholders' Knowledge the other Proprietary Property, and the use thereof in the operation of the Business do not infringe upon any copyright, trademark, trade secret, or any other intellectual property or proprietary rights of any Person. There is not pending or threatened any claim or litigation, and Cliffs and the Shareholders are not aware of the basis for any such claim or litigation, contesting the right of Cliffs to use any of the Proprietary Property. To the Shareholders' Knowledge, no Person is engaging in any act which infringes on Cliffs' ownership or use of, or exclusive right, title, and interest to, the Proprietary Property. To the Shareholders' Knowledge, there is no state of facts that casts doubt on the validity or enforceability of any of the Proprietary Property.

        3.13. THE WORKS. The Works set forth on Schedule 3.8(b) do not (i) violate any copyright, trademark or any other intellectual property or proprietary right of any Person, (ii) contain defamatory or unlawful statements, or statements that violate any Person's or entity's privacy, publicity or similar right, (iii) contain information, instructions, or content that recommends unlawful activities or could reasonably cause injury to a Person or property, or (iv) in any manner discriminate against any Person on the basis of race, gender, age, religion, disability, or otherwise, other than as may exist in the underlying literary work. All factual statements and data contained in the Works are true and correct in all respects.

        3.14.   CONTRACTS AND LEASES.

                a. FULL FORCE AND EFFECT. The Contracts, the Leases, and all other contracts, agreements, and leases to which Cliffs is a party or to which it is subject (whether or not listed on Schedule 3.8) are in full force and effect, all sums (including without limitation, Author Advances, royalties, rent, lease, and finance payments) required to be paid by Cliffs and the other parties thereunder have been timely paid, and there currently exists no breach or event of default or event, condition or act by Cliffs, or to the Shareholders' Knowledge the other party thereto, which with the giving of notice, the lapse of time or the occurrence of another event or condition, is or would become a breach or event of default thereunder, and Cliffs has not received notice and is not otherwise aware of any such breach or event of default thereunder.

                b. NO OTHER COMMITMENTS. Except as set forth on Schedule 3.8 or
Schedule 3.14, there are no contracts or commitments, whether written or unwritten, to which Cliffs is a party or to which it is subject which:

                        (i) involve obligations (contingent or otherwise) of, or payments to, Cliffs in excess of $25,000 (or the transfer of property or rights with a value in excess of $25,000 or which have a term extending beyond twelve (12) months from the date of this Agreement;

                        (ii) involve any lease of personal property having a value individually in excess of $10,000;

                        (iii) obligate Cliffs under any purchase order or contract for the purchase of raw materials involving $10,000 or more;

                        (iv) contain provisions restricting the development, manufacture, or distribution of Cliffs' products;

                        (v) to the Shareholders' Knowledge, relate to any aspect of the Business in which any person who was or is an officer, director, Shareholder or employee of Cliffs (or any person, firm, partnership, trust, corporation, or other entity affiliated with such persons) has an interest or serves as a director, officer, employee, or consultant;

                        (vi) involve any joint venture or partnership agreement or arrangement which involve a sharing of profits;

                        (vii) involve any agreement containing provisions limiting or purporting to limit the rights or freedom of Cliffs to compete in any line of business or geographic area, or involve the marketing or distribution of Cliffs' products;

                        (viii) involve any agreement of indemnification (except customary provisions in customer or vendor contracts) or guaranty;

                        (ix) establish any powers of attorney;

                        (x) involve any mortgages, loans, credit agreements, security agreements, or other agreements or instruments relating to the borrowing of money or extension of credit, or otherwise obligate Cliffs to repay borrowed money; or

                        (xi) involve any other agreement, contract or commitment which is material to Cliffs' taken as a whole.

        3.15. INTERESTS IN AND RELATIONS WITH AUTHORS, CUSTOMERS, SUPPLIERS, ETC. Cliffs generally maintains positive relations with its authors, customers, lessors, suppliers, distributors, licensors and others with whom it does business and to the Shareholders' Knowledge there is no material negative circumstance or material adverse event which is not known to the general public as to which Cliffs or the Shareholders are aware which would reasonably jeopardize continuing to do business with any such Persons after the Closing.

        3.16. REAL PROPERTY. Except for leasehold fixtures reflected in the Audited Statements, Cliffs owns no Real Property.

        3.17. EMPLOYMENT MATTERS.

                a. EMPLOYEES. Schedule 3.17(a) lists the employees of Cliffs (collectively, "Employees"), including his or her name, job title, weekly or other rate of compensation, whether fixed or commission or a combination thereof.

                b. AT WILL NATURE OF RELATIONSHIP. The employment or service relationship of each of the Employees is "at will". Except as set forth on
Schedule 3.17, Cliffs is not a party to any employment agreement, written or unwritten, with any Employee or any other Person. Cliffs has made no promises, representations, or guarantees to any of its Employees regarding their employment which in any way has modified the "at will" nature of their relationship.

                c. NO NOTICE OR OTHER OBLIGATIONS. Cliffs does not have any contractual or other obligation (i) to provide any particular form or period of notice prior to termination, or (ii) except for the Contract Payments, to pay any such Employees any severance or other termination payments in connection with the termination of their employment relationship with Cliffs or as a result of the transactions contemplated hereby. Cliffs does not owe and has not accrued any bonuses or vacation pay or retirement benefits to any Employee or former Employee, other than as expressly set forth on the payroll and other records delivered by Cliffs to IDGB prior to Closing.

                d. COMPLIANCE WITH EMPLOYMENT LAWS. Cliffs is in compliance with all federal, state or other applicable laws, rules and regulations, respecting employment and employment practices, terms and conditions of employment, discrimination, harassment, wages, hours and overtime rates, and the withholding and payment of taxes from the compensation of employees, and all other laws and regulations pertaining to employment and employee benefits. Cliffs has not, and is not, engaged in any unfair labor practices. No unfair labor practice complaint against Cliffs is pending before or has been threatened by any governmental authority.

                e. NO STRIKES. There is no labor strike, dispute, slowdown or stoppage pending or threatened against or involving Cliffs. Cliffs is not a party to any collective bargaining agreement and no collective bargaining agreement is currently being negotiated by Cliffs.

                f. NO CLAIMS. Except as set forth in Schedule 3.22, no claim, action, proceeding, or investigation in respect of the employment of any Employee is currently being asserted, or to the Shareholders' Knowledge, threatened, against Cliffs. To the Shareholders' Knowledge, all of the Employees are in compliance with their employment obligations to Cliffs and there exist no grounds for the termination "for cause" thereof.

                g. NO JUDGMENTS. Cliffs is not subject to any outstanding order, writ, judgment, injunction, decision, award, compliance order, consent decree, conciliation agreement, settlement agreement, affirmative action plan, determination letter, or advisory of any court, governmental, regulatory, or administrative authority or body, or arbitrator or arbitration panel, relating to any employment matter.

        3.18.   EMPLOYEE BENEFIT PLANS.

                a. EMPLOYEE BENEFIT PLANS. Schedule 3.18 lists each Employee Benefit Plan that Cliffs maintains or to which Cliffs contributes or has any obligation to contribute. Cliffs previously maintained the Cliffs Notes, Inc. Pension Plan, which was terminated in 1990, and has not maintained any other Employee Benefit Plans.

                        (i) Except as listed on Schedule 3.18, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) is in material compliance in form and in operation in all respects with applicable requirements of ERISA, the Code, and other applicable laws. Each such Plan has been operated, and its benefits provided, in accordance with its Plan documents in all material respects.

                        (ii) All required reports, notices and descriptions (including Form 5500 Annual Reports, summary annual reports, notices of determination letter requests, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan except as listed on Schedule 3.18. The requirements of COBRA and HIPAA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan except as listed on Schedule 3.18.

                        (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for the period through the date of Closing which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued and reflected as a liability on the Closing Date Balance Sheet. All premiums or other payments for all periods ending on or before the date of Closing have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                        (iv) In the case of each such Employee Benefit Plan which is an Employee Pension Benefit Plan which meets, or which is intended to meet, the requirements of a "qualified plan" under Code
        Section 401(a)

                                 (a) Such plan has received a favorable determination letter from the
                                             Internal Revenue Service that it is
                                             a "qualified plan";

                                 (b) Since the receipt of such favorable determination letter, such plan has been amended to comply with all applicable changes in statutes and regulations to the extent the remedial amendment period for such changes has expired.

                                 (c)         Continued reliance on such
                                             determination letter is permissible
                                             through the Closing under Internal
                                             Revenue Service rules and policies
                                             with respect thereto; and

                                 (d) Shareholders are not aware of any facts or circumstances that could result in the revocation of such determination letter.

        Each determination letter received relates to the Plan as adopted by Cliffs, and not merely to the form of a prototype plan or similar instrument.

                        (v) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan.

                        (vi) The Shareholders have delivered to IDGB correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan listed on Schedule 3.18.

                        (vii) With respect to each Employee Welfare Benefit Plan which has distributed any benefits taxable to recipients under pertinent provisions of the Code, appropriate reporting, withholding, and payment of applicable taxes have been made and paid by Cliffs.

                        (viii) No excess contributions have been made by Cliffs to an Employee Pension Benefit Plan which would give rise to an obligation for the reporting of, or payment of excise taxes with respect to, such contributions.

                        (ix) There has been no return to Cliffs of contributions made to any Employee Benefit Plan in violation of plan documents or pertinent provisions of ERISA or the Code.

                        (x) True and correct schedules of all contributions and benefits ever made for, or accrued to, all cur rent Cliffs employees pertinent to calculations which might be required for benefit plan purposes under the Code, such as but not limited to sections 401 or 415 thereof, or the data from which to compile them, will be available to IDGB at or after the Closing. Each such Employee Benefit Plan which is an Employee Pension Benefit Plan has complied in all material respects with all such requirements for each applicable measuring year.

                        (xi) With respect to all Employee Benefit Plans ever terminated by Cliffs, all assets of such Plans were distributed in accordance with the Plan documents and applicable provisions of the Code and ERISA, and Forms 5500 and similar reporting forms were filed through the final period ending with the last distribution.

                        (xii) With respect to the medical expense reimbursement arrangement maintained by Cliffs, all benefits paid which were required to be reported to the Internal Revenue Service as taxable income under the requirements of Section 105(h) of the Code were properly and timely reported.

                b. NO TERMINATIONS OR REPORTABLE EVENTS. With respect to each Employee Benefit Plan that Cliffs or any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                        (i) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. In the case of any such Employee Benefit Plan that has been terminated, all required forms and information were filed with the PBGC, PBGC approval for such termination was obtained or was deemed to be obtained under applicable PBGC rules, and the plan was qualified under Section 401(a) of the Code in all material respects at all times through the date distribution of assets was completed. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of Cliffs, threatened.

                        (ii) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan for which an exemption is not available. No Fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of Cliffs, threatened. None of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of Cliffs has any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                        (iii) Cliffs has not incurred, and none of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of Cliffs has any reason to expect that Cliffs will incur, any liabil-ity to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA Section 4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                c. CONTROLLED GROUP. None of Cliffs and the other members of the Controlled Group that includes Cliffs contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any liability (including withdrawal liability as defined in ERISA Section 4201) under any Multiemployer Plan.

                d. COBRA; NO OTHER CONTRIBUTIONS. As noted on Schedule 3.18, Cliffs does not maintain, nor has it ever maintained or contributed to, nor was it ever required to contribute to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA). Schedule 3.18(d) lists former employees of Cliffs currently receiving COBRA benefits and their employment termination dates.

        3.19. NO CONFLICT OR DEFAULT. Except as set forth on Schedule 3.19, neither the execution, delivery, or performance of this Agreement will (i) conflict with or result in the breach of any term or provision of the Articles of Incorporation or Bylaws of Cliffs, or of any agreement, contract, deed, mortgage, order, judgment, decree, injunction, or legal obligation to which Cliffs or any of the Shareholders is a party, or by which Cliffs' assets are bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, or (ii) result in the creation or imposition of an Encumbrance on any of Cliffs' assets or give to any Person any rights of termination, acceleration, or cancellation, in or with respect to the Business or Cliffs' assets.

        3.20. GOVERNMENTAL CONSENTS AND APPROVALS; NO VIOLATIONS. The execution, delivery, and performance of this Agreement by Cliffs and the Shareholders and the consummation of the transactions contemplated hereby (i) will not violate any law, statute, rule, regulation, order or decree of any governmental authority by which Cliffs or the Shareholders are bound, and (ii) will not require any filing with, or permit, consent or approval of, or the giving of any notice to any governmental authority or any other Person.

        3.21. THIRD PARTY CONSENTS. Except as set forth on Schedule 3.21, no consent, approval, or authorization of any third party (private or governmental) is required in connection with the execution, delivery or performance of this Agreement by Cliffs or the Shareholders.

        3.22. LITIGATION. Except as set forth on Schedule 3.22, there is no action, suit, proceeding at law or in equity, arbitration, or administrative or other proceeding or investigation, pending or threatened, against or affecting Cliffs or its assets or properties, and neither Cliffs nor the Shareholders know of any valid basis for any such action, suit, proceeding or investigation. Cliffs is not presently subject to any judgment, order or decree entered in any lawsuit or other judicial or administrative proceeding.

        3.23.   TAXES.

                a. TAX RETURNS. Except as set forth on Schedule 3.23(a), Cliffs has timely filed or caused to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports for Taxes ("Tax Returns") that are required to be filed by, or with respect to, Cliffs on or prior to the Closing. Cliffs is not currently the beneficiary of any extension of time within which to file a Tax Return. Cliffs has provided IDGB with copies of all Tax Returns since the fiscal year ending June 30, 1995. The Tax Returns have accurately reflected in all material respects all liability for Taxes of Cliffs for the periods covered thereby.

                b. PAYMENT OF TAXES. All Taxes of Cliffs for all taxable years ending on or prior to June 30, 1998 showing or otherwise due, have been timely paid. With respect to the taxable year beginning July 1, 1998, all Taxes on net income earned prior to the Trial Balance Sheet Date have been timely paid or accrued and adequately disclosed and fully provided for as a liability on the Trial Balance Sheet.

                c. OTHER TAX MATTERS.

                        (i) Except as set forth on Schedule 3.23(c), Cliffs has not been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality nor has it received any written notices nor, to the Shareholders' Knowledge any oral notices, from any taxing authority relating to any issue which could affect the Tax liability of Cliffs.

                        (ii) Cliffs has not (a) entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of Cliffs, (b) applied for nor received a ruling or determination from a taxing authority regarding a past or prospective transaction of Cliffs, and (c) is not presently contesting the Tax liability of Cliffs before any court, tribunal or agency.

                        (iii) All Taxes which Cliffs is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

                        (iv) There are no written or otherwise binding tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between Cliffs or any predecessor or affiliate of Cliffs or any other party under which IDGB or Cliffs could be liable for any Taxes or other claims of any party.

                        (v) No claim in writing and to the Shareholders' Knowledge no other claim, has ever been made by any authority in a jurisdiction where Cliffs does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

                        (vi) No officer or director, and to the Shareholders' Knowledge no employee responsible for tax matters of Cliffs, expects or has any basis to believe that any authority may assess any additional taxes for any period for which Returns have been filed. There is no dispute or claim concerning any liability for Taxes of Cliffs either (a) claimed or raised by any authority in writing, or (b) as to which any of the shareholders, directors, officers and employees responsible for tax matters of Cliffs has knowledge based on personal contact with any agent of such authority.

                        (vii) Cliffs has not filed a consent under Code Section 341(f) concerning collapsible corporations. Cliffs has not made any payment, nor it is obligated to make payment, nor is it a party to any agreement which could obligate it to make any payment, that would not be deductible under Code Section 280G. Cliffs has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2). Cliffs has not been a member of an affiliated group filing a consolidated federal income tax return, nor does have Cliffs have any liability for Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                        (viii) Schedule 3.23(c)(viii) sets forth, as of the most recent practicable date, (a) the basis of Cliffs in its assets, and (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, and excess charitable contribution of Cliffs.

        3.24. SOFTWARE MATTERS. Cliffs has procured all necessary licenses (type and quantity) to operate and use all of the software and operating systems that it uses in the operation of the Business, including all necessary end-user licenses to operate such software and systems that are installed on the computers listed on Schedule 3.8(g).

        3.25. COMPLIANCE WITH LAWS. Cliffs has complied and is in compliance in all material respects with all applicable judicial or administrative decisions known to Cliffs and all federal, state, and local laws, statutes, licensing requirements, rules, and regulations applicable to the Business, including zoning laws, rules, and regulations. Cliffs has been granted all licenses, permits, authorizations, and approvals from federal, state, local, and foreign governmental authorities necessary to carry on the Business as currently conducted, all of which are currently valid and in full force and effect. All such licenses, permits, authorizations, consents and approvals will be effective as of the Closing, and valid and in full force and effect to the same extent as if the transactions contemplated hereby had not occurred. There is no order issued, investigation, or proceeding pending or threatened, with respect to any violation of or conflict with any law, statute, rule, or regulation by Cliffs relating to the operation of the Business.

        3.26.   ENVIRONMENTAL LAWS AND REGULATIONS.

                a. HAZARDOUS MATERIALS. Hazardous Materials have not been generated, used, treated or stored on or released or disposed on any Cliffs' Real Property, except for such Hazardous Materials that have been used or stored in the ordinary course of the business of Cliffs and in compliance with all applicable Environmental Laws.

                b. GENERAL COMPLIANCE. Cliffs has complied with and is in compliance with all Environmental Laws and the requirements of permits issued under such Environmental Laws with respect to any Cliffs' Real Property.

                c. NO CLAIMS. During the period that Cliffs or, to the Shareholders' Knowledge any of Cliffs' predecessors, have occupied any Cliffs' Real Property (through and including the Closing), there have been no Environmental Claims pending or threatened against Cliffs or any Cliffs' Real Property.

                d. NO CIRCUMSTANCES GIVING RISE TO CLAIMS. During the period that Cliffs, or to the Shareholders' Knowledge any of Cliffs' predecessors, have occupied Cliffs' Real Property (through and including the Closing), there have been no facts, circumstances, conditions or occurrences on any Cliffs' Real Property that could reasonably be anticipated (i) to form the basis of an Environmental Claim against Cliffs, any Cliffs' Real Property or any assets of Cliffs, or (ii) to cause such Cliffs' Real Property or assets of Cliffs to be subject to any restrictions on the ownership, occupancy, use or transferability of such Cliffs' Real Property under any Environmental Law.

                e. NO TANKS. During the period that Cliffs, or to the Shareholders' Knowledge any of Cliffs' predecessors, have occupied Cliffs' Real Property (through and including the Closing), there have been no underground storage tanks (without respect to the substance stored therein) located on any Cliffs' Property.

        3.27. BANK ACCOUNTS, POWERS OF ATTORNEY. Set forth on Schedule 3.27 is an accurate and complete list showing (i) the name and address of each bank in which Cliffs has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from Cliffs.

        3.28. BROKER'S OR FINDER'S FEES. Except as set forth in Schedule 3.28, no agent, broker, person or firm acting on behalf of Cliffs, or the Shareholders is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

        3.29. ACCURACY OF DISCLOSURE. All of the representations and warranties in this Agreement, including the Schedules and Exhibits to this Agreement, are true and accurate in all respects. There is no fact known to any officer, director or Shareholder of Cliffs which is, or which any officer, director, or Shareholder of Cliffs has reason to believe could result in, a Material Adverse Effect, which has not been set forth in this Agreement, or in any Schedule, Exhibit, or certificate delivered pursuant to this Agreement. Notwithstanding the foregoing, no representations or warranties are made regarding any statements contained in any private memoranda or regarding any projections furnished by Cliffs to IDGB.

                 ARTICLE 4 REPRESENTATIONS OF THE SHAREHOLDERS.

        The Shareholders, each in his or her individual capacity and for his or her own account, represent and warrant to IDGB as follows:

        4.1. OWNERSHIP OF SHARES. The Shareholders, individually, are the sole, exclusive, direct and lawful owners of the number of Shares listed opposite their names on Schedule 2.1, free and clear of all Encumbrances. The Shareholders have the full right, power, and legal authority to execute, deliver and perform this Agreement. The Shareholders have the full right, power, and legal authority to sell, assign, transfer, and convey the Shares owned by each of them pursuant to this Agreement, and the delivery to IDGB of the Shares pursuant to this Agreement will transfer to IDGB good title to the Shares free and clear of all Encumbrances. No Shareholder is a party to any option, warrant, pur-chase right, or other contract or commitment that requires such Shareholder to sell, transfer, or otherwise dispose of any capital stock of Cliffs (other than this Agreement).

        4.2. AUTHORIZATION AND VALIDITY OF AGREEMENT. The Shareholders have the requisite power and legal authority to execute and deliver, and consummate the transactions contemplated by, this Agreement. This Agreement has been duly executed and delivered by the Shareholders and, assuming the due execution of this Agreement by the other parties hereto, is a valid and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

        4.3. RESTRICTIVE DOCUMENTS. None of the Shareholders is a party or subject to any agreement, mortgage, lien, or other instrument, or any order, law, rule, regulation, judgment or decree which would prevent consummation by any of them of the transactions contemplated by this Agreement. None of the Shareholders is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Cliffs.

        4.4. BROKER'S OR FINDER'S FEES. Except as set forth on Schedule 3.28, no agent, broker, person or firm acting on behalf of Cliffs or the Shareholders is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

        4.5. CONTRACT PAYMENTS. By their execution of this Agreement, each of Douglas Lincoln and Robert E. Covolik hereby represents, warrants, and agrees, for his individual account, that (i) Schedule 1.1(t) contains the true and correct amount of all Contract Payments due or to become due to him, and (ii) that upon payment of such amount, IDGB's and Cliffs' obligations to him with regard to severance will be paid, satisfied, and released in full.

        4.6. SHAREHOLDER NOTES. By their execution of this Agreement, Cliffs and the Shareholders hereby represent, warrant, and agree that (i) Schedule 1.1(bv) is true and correct in all respects, and (ii) upon payment of the amounts set forth on Schedule 1.1(bv) plus all interest which accrues thereon between the date hereof and the Closing in accordance with the terms of the Shareholder Notes, the Shareholder Notes will be, and will be deemed to be, paid and satisfied in full and the Shareholder Notes will be thereby automatically cancelled and of no further force or effect.

                       ARTICLE 5 REPRESENTATIONS OF IDGB.

        IDGB represents and warrants to the Shareholders as follows:

        5.1. EXISTENCE AND GOOD STANDING; POWER AND AUTHORITY. IDGB is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Delaware. IDGB has the requisite corporate power and authority to execute and deliver, and consummate the transactions contemplated by, this Agreement. This Agreement has been duly authorized and approved by all necessary corporate action on the part of IDGB and is a valid and binding obligation of IDGB enforceable against IDGB in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

        5.2. RESTRICTIVE DOCUMENTS. IDGB is not a party to or subject to any agreement, mortgage, lien, or other instrument, or any order, law, rule, regulation, judgment or decree, which would prevent IDGB's consummation of the transactions contemplated by this Agreement.

        5.3. PURCHASE FOR INVESTMENT. IDGB is acquiring the Shares for its own account for investment only and not with a view toward any resale or distribution thereof; provided, that the disposition of the Shares subsequent to the Closing will at all times remain within the sole control and discretion of IDGB.

        5.4. EXISTENCE OF FINANCING. IDGB has sufficient committed financing to consummate its purchase of the Shares in accordance with Article 2 herein.

        5.5. BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of IDGB is or will be entitled to any commission or broker's or finder's fees from IDGB in connection with any of the transactions contemplated by this Agreement.

           ARTICLE 6 TRANSACTIONS PRIOR TO THE CLOSING EFFECTIVE DATE
                             AND RELATED COVENANTS.

        6.1. PRESS RELEASE AND DISCLOSURE. Upon the execution of this Agreement by the parties hereto, IDGB and Cliffs will jointly prepare, mutually approve, and issue a press release concerning the general transactions contemplated by this Agreement. Additionally, in accordance with the rules and regulations of the Securities and Exchange Commission and such other securities regulatory agencies to which IDGB is subject, IDGB will be authorized to prepare and make such filings at any time as are required by such rules and regulations. Except as otherwise set forth in this Section 6.1, none of the parties hereto, whether before or after the Closing, will issue any press release, respond to any press query, or make any other public statement connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of IDGB and Cliffs; provided, however, that the foregoing shall not prevent or otherwise restrict IDGB from issuing press releases, responding to press queries, and making other public announcements about Cliffs after the Closing.

        6.2. CONDUCT OF BUSINESS. Prior to the Closing, Cliffs will conduct its operations in the ordinary course of business consistent with past practices; use best efforts to preserve intact its business organization, keep available the services of its officers and employees; and use best efforts consistent with its operation of the Business in the past to maintain its relationships and goodwill with authors, licensors, vendors, suppliers, distributors, customers, landlords, employees, agents, and any other Person having business relationships with it; pay its debts and Taxes when due; and confer with and timely provide material information to IDGB concerning the operations and finances of the Business (including as to any potential Sales Returns Adjustment) and the transition of the Business as contemplated by this Agreement. Without limitation to the preceding sentence, prior to the Closing, without IDGB's prior written consent Cliffs will not:

                        (i) amend its Articles of Incorporation or By-Laws;

                        (ii) pay bonuses to or increase any compensation of any director, officer, or employee;

                        (iii) hire any employees;

                        (iv) adopt or increase any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan, or grant any severance or other termination payments except as expressly provided for in this Agreement;

                        (v) enter into or amend, outside of the ordinary course of business, including any Author Agreements under any circumstance, or otherwise violate the terms of, any contract or commitment, including any of the Contracts or Leases;

                        (vi) enter into any agreement pursuant to which any party is granted marketing, distribution or similar rights of any type or scope with respect to Cliffs' products;

                        (vii) increase its indebtedness or otherwise borrow money, other than for working capital purposes in the ordinary course of business under Cliffs' existing line of credit;

                        (viii) declare or pay any dividends in respect of its capital stock or redeem or otherwise purchase any of its capital stock;

                        (ix) issue, sell or repurchase any shares of capital stock or any other securities, or issue any securities convertible into, or options, warrants or rights to purchase shares of its capital stock or other securities;

                        (x) make any change in accounting methods or practices;

                        (xi) sell, lease or otherwise dispose of any asset, except for Inventory in the ordinary course of business;

                        (xii) make any capital expenditure or commitments therefor;

                        (xiii) revalue any of its assets, including without limitation writing down the value of inventory or writing off as uncollectible any notes or accounts receivable, except in the ordinary course of business consistent with past practices;

                        (xiv) exclusive of the claim described in Section 7.19, pay, discharge or satisfy, in an amount in excess of $5,000, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Audited Statements or Trial Balance Sheet;

                        (xv) make or change any material election in respect of Taxes, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                        (xvi) commence any litigation; or

                        (xvii) agree in writing to do any of the foregoing.

        6.3.    EMPLOYEE MATTERS.

                a. RESPONSIBILITY FOR EMPLOYEES. Prior to the Closing, Cliffs shall be solely responsible (financially and otherwise) for the continued employment and terminations (if any) in the ordinary course of business of the Employees. After the Closing, IDGB shall be solely responsible (financially and otherwise) for the continued employment and terminations of the Employees, including the payment of any wages, commissions, and other monies due to any Employees upon the termination of their employment.

                b. SEVERANCE AMOUNTS ADJUSTMENT.

                        (i) IDGB will pay the amounts set forth on Schedule 6.3(b) (the "Severance Amounts") allocated for those Employees who (w) are no longer in Cliffs' or IDGB's employ on the one (1) year anniversary of the date of Closing, and (y) did not voluntarily resign their employment positions within such one (1) year period other than pursuant to separation agreements. For such Employees, the Severance Amounts shall be payable in two installments (the ratio of which shall be determined by IDGB in its sole discretion), as follows: (y) at the time that such individuals, respectively, become no longer employed by Cliffs, and (z) upon and only upon such Employees who are no longer employed providing IDGB with a signed and binding release of IDGB and Cliffs in a form acceptable to IDGB. Nothing in this Agreement shall be construed as creating any employment contracts or other obligations on the part of IDGB or Cliffs with the Employees.

                        (ii) Notwithstanding the provisions of Section 6.3(b)(i), IDGB will be permitted to retain and not pay any portion of the Severance Amounts by reason of (x) an Employee's failure to provide the release described in sub-section (i) of this Section 6.3(b), or (y) an Employee in the course of his or her employment duties committing an act of gross neglect or intentional wrongdoing, or otherwise taking any action or making a legal claim, which in IDGB's commercially reasonable business judgment has damaged or will be reasonably likely to cause damage, including incurring of attorneys' fees and expenses to defend any such claim, to Cliffs or IDGB. Additionally, the parties ac-knowledge and agree that IDGB may, in its discretion, determine to retain certain Employees who have Severance Amounts allocated to them on
        Schedule 6.3(b) and not retain other Employees (whether or not they are listed on Schedule 6.3(b)) who do not have Severance Amounts allocated to them. In such circumstances, IDGB shall be permitted to utilize the Severance Amounts that are allocated to those Employees who are so retained, in order to pay severance (determined in the same manner as the Severance Amounts) to Employees who are not so retained and do not have Severance Amounts allocated to them. At the end of the fourteen
        (14) month period described in Section 6.3(b)(iii), the payments described in the foregoing sentence shall be "netted out" and IDGB shall absorb any overage and remit to the Shareholders any excess of the Severance Amounts so available for this purpose over those amounts needed to provide severance to such Employees not so retained.

                        (iii) Subject to the provisions of Section 6.2(b)(ii), not later than fourteen (14) months after the date of Closing IDGB shall return to the Shareholders any portions of the Severance Amounts Adjustment as set forth on Schedule 6.3(b) allocated to those Employees who are employed by Cliffs on the one (1) year anniversary of the date of Closing, with interest thereon at six percent (6%) per annum.

                c. CONTRACT PAYMENTS. IDGB will make or cause Cliffs to make the Contract Payments to Messrs. Covolik, Lincoln, and Slotin as and when they come due after the Closing.

                d. COBRA AND INSURANCE MATTERS. IDGB shall take such actions as are required by law to cause either Cliffs or IDGB, in IDGB's sole and absolute discretion, to provide COBRA coverage for the Employees. IDGB shall take such actions as are necessary and appropriate to provide continued medical and health coverage for the Employees under, in IDGB's sole and absolute discretion, existing (as of the date hereof or after the Closing) medical and health plans of either Cliffs or of IDGB as either of such plans may be modified from time to time. The Shareholders shall have no responsibility for providing COBRA coverage for any period beginning on or after the Closing.

                e. BENEFIT PLANS. Cliffs shall terminate and timely take all other legal actions that are necessary to lawfully terminate the Employee Pension Benefit Plans prior to and as a condition to the Closing, including adopting all necessary corporate resolutions. Cliffs shall timely provide the beneficiaries thereof with the requisite statutory notices. IDGB shall cause Cliffs to apply to the IRS for favorable determination letters with respect to the termination of the Employee Pension Benefit Plans, and shall be responsible for winding up the affairs of such plans. Except as IDGB specifically agrees herein as to all other Employee Benefit Plans, IDGB shall have no responsibilities with respect to the Employee Benefit Plans. Without limitation to the foregoing and except for the Contract Payments, IDGB shall not assume any employment contracts of whatever nature or any obligations arising out of any employment contracts, express or implied, oral or written, individual or collective, between Cliffs and any of Cliffs' employees.

                f. NO ASSUMPTION OF AUTO LEASES. Neither Cliffs or IDGB will assume or have any liability, responsibility or other obligations to make payments under the automobile leases for Clifton Hillegass or Doug Lincoln. These leases will be assumed by Messrs. Hillegass and Lincoln personally and Cliffs shall not have any further obligations or liabilities thereunder not later than the Closing.

                g. INFORMATION TO EMPLOYEES. Cliffs and IDGB agree that they will cooperate and work together to timely provide the Employees with general information about IDGB's acquisition of the Business and the transition thereof, provided, however, that the terms of Section 9.2 shall apply to any such information. After the Employees are so informed, IDGB's representatives shall have reasonable access to speak with the Employees on an individual or group basis during normal working hours as reasonably coordinated with Cliffs.

                h. WAIVER BY CERTAIN SHAREHOLDERS OF COBRA BENEFITS. By their execution of this Agreement, notwithstanding anything to the contrary contained herein, Clifton Hillegass, Mary Hillegass, and Douglas Lincoln do hereby agree that upon any termination of Cliffs' current health insurance policy, they will terminate any COBRA election they may have made, and they hereby waive all further rights to participate thereafter in any health benefit program of any kind that may be maintained by IDGB, Cliffs, or any Controlled Group member (within the meaning of Section 414 of the Internal Revenue Code) of either IDGB or Cliffs.

        6.4. EXCLUSIVE DEALING. After the date hereof and through the Closing and subject to the termination provisions of this Agreement in Section 12, none of the Shareholders, Cliffs or any officer or director of Cliffs will take any, and Cliffs will instruct its directors, officers, investment banker, and other representatives not to take any, action to directly or indirectly encourage, initiate or engage in discussions or negotiations with, or provide any information to, written or otherwise, to any Person, other than IDGB, concerning any purchase of any capital stock of Cliffs or any merger, sale of substantial assets, or similar transaction involving Cliffs or the Shares. Cliffs will immediately notify IDGB of any inquiries or proposals, and the terms thereof, it receives concerning any merger, sale of substantial assets, or similar proposed transaction involving Cliffs or the Shares.

        6.5. DUE DILIGENCE EXAMINATION OF CLIFFS. Prior to the Closing, IDGB and its representatives are and will be authorized to review the properties, books and records of Cliffs and their financial and legal condition. Cliffs will cause the officers of Cliffs to furnish IDGB with such financial, legal and operating data and other information with respect to the Business and properties of Cliffs as IDGB will from time to time reasonably request. Such examination will not affect the representations and warranties made by Cliffs or the Shareholders in this Agreement or the remedies of IDGB for breaches of those representations and warranties.

        6.6.    FURTHER ACTIONS AND THIRD PARTY CONSENTS.

                a. GENERAL. Each of Cliffs, the Shareholders, and IDGB will cooperate and use their respective best efforts to take, or cause to be taken, all appropriate actions, and to make, or cause to be made, all necessary or appropriate filings under applicable laws and regulations and to obtain, whether governmental or private, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to the Contracts, Leases and all other contracts and leases to which Cliffs is a party or by which it is bound, as are necessary to consummate the transactions contemplated by the Agreement and preserve for Cliffs and IDGB all rights of, and benefits thereunder.

                b. PRINTING FIRMS. Prior to the Closing commencing immediately upon execution of this Agreement, Cliffs shall contact each of the firms that provide printing and related manufacturing services for it and use best efforts to obtain letters from such firms to the President of Cliffs in substantially the form attached hereto as Exhibit 6.6(b) and provide IDGB with such letters upon receipt thereof.

        6.7. NOTIFICATION OF CERTAIN MATTERS. IDGB will give prompt notice to Cliffs, and Cliffs will give prompt notice to IDGB, after obtaining knowledge of
(i) the occurrence, or nonoccurrence, of any event that would be reasonably likely to cause (x) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Effective Date such that the conditions set forth in Section 7.4 or 8.1, as the case may be, would not be satisfied as a result thereof, (ii) any failure of IDGB or Cliffs, as the case may be, to comply with or satisfy in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that the conditions set forth in Section 7.4 or Section 8.1, as the case may be, would not be satisfied as a result thereof, or (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement (except as set forth on Schedule 3.21. Notwithstanding the foregoing but subject to the provisions of Section 12.1(f), the delivery of any notice pursuant to this Section 6.7 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

              ARTICLE 7 CONDITIONS PRECEDENT TO IDGB'S OBLIGATIONS.

        The obligations of IDGB to purchase the Shares and to otherwise consummate the transactions contemplated by this Agreement are conditioned upon the satisfaction, at or prior to the Closing, of the following conditions:

        7.1. CLIFFS' BOARD AND SHAREHOLDER APPROVALS. Cliffs' Board of Directors and Shareholders will have taken all necessary and required corporate actions to unanimously approve this transaction, consent to the terms, conditions, covenants and requirements contained in this Agreement, and authorize the execution, delivery, and performance of the same. Certified copies of the directors' and Shareholders' resolutions will be delivered to IDGB.

        7.2. THIRD PARTY CONSENTS AND APPROVALS. All consents, approvals or waivers, if any, set forth on Schedules 3.20 and 3.21 or required in connection with the consummation of the transactions contemplated by this Agreement will have been obtained except non-material consents expressly noted therein. All of the consents, approvals, authorizations, exemptions and waivers from governmental agencies that will be required in order to enable the parties to consummate the transactions contemplated hereby will have been obtained.

        7.3. ABSENCE OF GOVERNMENTAL OR OTHER OBJECTION. No action or proceedings will have been instituted or threatened before a court or other governmental body, by any public authority or by any private individual challenging the transactions contemplated by this Agreement or attempting to restrain or prohibit any of the transactions contemplated hereby. No injunction shall have been issued restraining the consummation of the transactions contemplated hereby.

        7.4. TRUTH AND PERFORMANCE OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties and related Schedules (as updated after the date hereof by Cliffs and the Shareholders with the express prior written consent of IDGB and with no obligation to accept any proposed updates), and agreements of Cliffs and the Shareholders contained in this Agreement will be true, accurate, and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date, and all obligations required to be performed hereunder will be performed. IDGB will have received a certificate signed by Cliffs and each of the Shareholders certifying that (i) all such representations and warranties of Cliffs and the Shareholders are true, accurate and correct as of the Closing,
(ii) all obligations of Cliffs and the Shareholders hereunder have been performed, and (iii) the conditions to Closing set forth in Article 8 have been fulfilled.

        7.5. EVIDENCE OF TITLE. IDGB will have received evidence, at or prior to the Closing, satisfactory to it of Cliffs' title to all of its assets and properties, the Shareholders' title to all of the Shares, and of the Shareholders' rights to fully convey all of the Shares free and clear of all Encumbrances. The Shareholders will deliver such documentation as IDGB shall reasonably request to transfer to IDGB, all of the Shareholders' right, title and interest in and to the Shares.

        7.6. APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments, opinions, and other documents delivered or to be delivered to IDGB under this Agreement shall be satisfactory to IDGB and its counsel in all reasonable respects and IDGB shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

        7.7. LICENSES. IDGB will have received all licenses and permits, if any, from all appropriate governmental authorities to operate the Business in the same manner as Cliffs operated the Business prior to the Closing.

        7.8. GOOD STANDING AND OTHER CERTIFICATES. IDGB will have received (a) copies of the Articles of Incorporation of Cliffs, as amended, certified by the Secretary of State of Nebraska, (b) By-laws of Cliffs, as amended, certified by the Secretary of Cliffs, (c) a certificate from the Nebraska Secretary of State to the effect that Cliffs is in good standing as of a date as close to the Closing as is reasonably practicable, (d) a certificate from the Secretary of State or other appropriate official in each state in which Cliffs is qualified to do business to the effect that Cliffs is in good standing in such state as of a date as close to the Closing as is reasonably practicable, and (e) a certificate as to the tax status of Cliffs from the appropriate official in the state of Nebraska and in each state in which Cliffs is qualified to do business as of a date as close to the Closing as is reasonably practicable.

        7.9. OPINION OF COUNSEL. Cliffs will have furnished IDGB with opinions of counsel, dated as of the date of Closing, in substantially the form of
Exhibit 7.9.

        7.10. RESIGNATIONS AND ELECTIONS. All directors and officers of Cliffs will have submitted their resignations from such positions effective at the Closing.

        7.11. ACTIONS TO TERMINATE BENEFIT PLANS. Cliffs will have taken all corporate action and timely provided all prior notices to participating employees in order to terminate (i) its Money Purchase Plan so that such termination is effective no later than December 30, 1998, and (ii) its 401(k) Retirement Plan so that such termination is effective prior to the Closing. Cliffs shall provide IDGB with evidence of such terminations.

        7.12. EXCLUDED DEBT, SHAREHOLDER NOTES, AND FOUNDATION PAYMENT. Cliffs and the Shareholders, as the case may be, will deliver to IDGB the following:

                a. EXCLUDED DEBT PAYOFF LETTERS. A payoff letter from each of Cliffs' note holders and other creditors holding Bank Notes Payable, stating that upon payment of the amounts set forth therein Cliffs' obligations to such note holders and creditors will be paid and satisfied in full. As to any Bank Notes Payable which is secured by the imposition of Encumbrances on Cliffs assets or properties, the payoff letters must either (i) be accompanied by the necessary instruments and statements under applicable law (i.e., UCC-2 or UCC-3 Termination Statements) in order to terminate and extinguish such Encumbrances upon the filing and recording of such instruments, or (ii) include statements and agreements reasonably satisfactory to IDGB providing that such Encumbrances will be released upon payment of the Excluded Debt and that such note holders will provide all documentation (including the UCC-2 or UCC-3 Termination Statements as applicable).

                b. SHAREHOLDER NOTES. The Shareholders shall deliver all of the Shareholder Notes, marked "paid in full and cancelled."

                c. PAYMENT TO FOUNDATION. As of the Closing, Cliffs will have satisfied any and all obligations to make payments to the Foundation. The Foundation will have delivered to IDGB the Foundation Assignment, in the form attached hereto as Exhibit 1.1(ao).

        7.13. COVOLIK AGREEMENT. IDGB and Mr. Covolik will have entered into a one-year employment agreement in the form attached hereto as Exhibit 7.13.

        7.14. OFFICE/WAREHOUSE FACILITY LEASE. An amendment to the Lessee Lease for the premises located at 4851 South 16th Street, Lincoln, Nebraska, in the form set forth on Exhibit 7.14, will be executed effective as of the Closing Effective Date. In principle, such amendment will provide for a renewal of such Lessee Lease from the Closing Effective Date to June 30, 1999, with two additional three-month renewals at IDGB's option, with triple net rent of $11,000 per month.

        7.15.   ESCROW ACCOUNT AND AGREEMENT.

                a. GENERAL. IDGB, Cliffs and the Shareholders will have established an escrow account ("Escrow Account") with the Escrow Agent, and will have executed an escrow agreement in the form attached as Exhibit 7.15 (the "Escrow Agreement"). The Escrow Account will be the depository for the Indemnity Holdback and the Special Holdback.

                b. INDEMNITY HOLDBACK. The Indemnity Holdback will be disbursed in accordance with the Escrow Agreement.

                c. SPECIAL HOLDBACK. The Special Holdback will be disbursed in accordance with Schedule 7.15(c).

        7.16. TERMINATION OF SHAREHOLDERS' AGREEMENT. The Shareholders Agreement will have been terminated in all respects and be of no further force or effect. By their execution of this Agreement, Cliffs and the Shareholders do hereby agree that effective with the Closing the Shareholders' Agreement shall automatically, without further action or signature on the part of Cliffs, the Shareholders or otherwise, be terminated and of no further force or effect.

        7.17. PERMISSION AND RELEASE FOR USE OF NAME AND LIKENESS. Clifton Hillegass will have provided IDGB with (i) the executed Permission and Release in the form attached hereto as Exhibit 7.17, granting the right to Cliffs and IDGB to use his name, likeness, voice, image, and facsimile signature for promotional purposes in perpetuity, and (ii) the Hillegass Assignment.

        7.18. NO MATERIAL ADVERSE EFFECT. Since the date hereof, there shall have been no condition, event or occurrence or the absence of a condition, event or occurrence that has resulted in a Material Adverse Effect on Cliffs, nor to the Shareholders' Knowledge shall there exist any condition, event or occurrence that would reasonably be expected to prospectively result in a Material Adverse Effect on Cliffs, including, without limitation, a deterioration in the Business, and IDGB shall have received a certificate by the President of Cliffs, dated the Closing, to such effect.

                ARTICLE 8 CONDITIONS PRECEDENT TO CLIFFS' AND THE
                           SHAREHOLDERS' OBLIGATIONS.

        The obligations of Cliffs and the Shareholders to effect the transactions contemplated by this Agreement at the Closing are conditioned upon the satisfaction or waiver, at or prior to the Closing, of the following conditions:

        8.1. TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of IDGB contained in this Agreement will be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date, and IDGB has delivered to the Shareholders a certificate by the President of IDGB, dated the Clos-ing, to such effect.

        8.2. THIRD PARTY CONSENTS; GOVERNMENTAL APPROVALS. All consents, approvals or waivers, if any, required in connection with the consummation of the transactions contemplated by this Agreement have been received. All of the consents, approvals, authorizations, exemptions and waivers from government agencies that will be required in order to permit the consummation of the transactions contemplated hereby have been obtained. All applicable time periods under the HSR Act will have expired or have been terminated.

        8.3. PERFORMANCE OF AGREEMENTS. All of the agreements of IDGB to be performed on or prior to the Closing pursuant to the terms of this Agreement has been duly performed in all material respects, and IDGB will have delivered to the Shareholders an officer's certificate, dated the Closing, to such effect.

        8.4. APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments, and other documents delivered or to be delivered to the Shareholders under this Agreement will be satisfactory to the Shareholders and their counsel in all reasonable respects and the Shareholders will have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

               ARTICLE 9 NOT-TO-COMPETE COVENANT; CONFIDENTIALITY.

        9.1. NON-COMPETITION.

                a. COVENANT. Each of Clifton Hillegass, Mary Hillegass, J. Richard Spellman, Linda Hillegass, Robert E. Covolik, Douglas Lincoln, Thelma Hillegass, and Diane (Hillegass) Nolan agrees that from and after the Closing Effective Date and until the fifth (5th) anniversary thereof (thirty (30) months after the date of Closing in the case of Messrs. Lincoln and Covolik), such Shareholder will not (x) serve as an employee, officer, director or advisor of, invest in or lend monies to, directly or indirectly engage in, own, manage, control, operate, or consult with, any Person that publishes or develops products which directly or indirectly compete with Cliffs' products, including products that have a similar form of pedagogy, e.g., short reference products that help the reader learn about other products and whether or not related to literature, anywhere in the world, except for investments in public companies of up to 5% of total ownership or (y) offer employment to or otherwise solicit the services of Employees for so long as they are employed by IDGB or Cliffs.

                        (i) For purposes of clarity, the parties acknowledge and agree that (x) Linda Hillegass' business, known as the "J & L Lee Company", which engages in the publication of books of local (Lincoln), regional (Midwest), and related historical interests, and (y) Diane (Hillegass) Nolan's writing work on an update of Web-Teaching, A Guide to Designing Interactive Teaching for the World Wide Web, shall not be a breach of this Section 9.1(a).

                        (ii) It shall not be a breach of this Section 9.1(a) for Douglas Lincoln to (x) engage in the business of publishing test preparation products, or (y) consult with, advise, be employed by, or provide services to a separate division or line of a business of a Person that otherwise competes with Cliffs' products provided that (i) the division or line which Mr. Lincoln consults with, advises, is employed by, or provides services to does not compete with Cliffs' products, (ii) Mr. Lincoln is not indirectly advising or working on behalf of or providing services to the competitive lines or divisions of the Person, (iii) Mr. Lincoln does not either actively refer business to the competitive lines or divisions or encourage customers to purchase products from the competitive lines or divisions, (iv) such Person does not publicize, promote, or advertise in any way that Mr. Lincoln is the former President of Cliffs, (v) Mr. Lincoln informs IDGB's Chief Financial Officer, in writing, of any association such as described above in this clause (y), and (vi) Mr. Lincoln informs such Person in writing of the restrictions set forth in this Section 9.1 and provides IDGB with a copy of such writing.

                b. PARTIAL INVALIDITY. In the event that any provision or part of this Section 9.1 is held by any court or tribunal to be overly broad, the remaining portions of this Section 9.1 will not be affected or impaired thereby and will remain in full force and effect to the fullest extent permitted by law.

        9.2. CONFIDENTIALITY. The parties agree to maintain the confidentiality of the terms and provisions of this Agreement, except to the extent required by law (including the rules and regulations of the Securities and Exchange Commission). Each Shareholder agrees, covenants and acknowledges that from and after the Closing, it will not, disclose, give, sell, use or otherwise divulge any confidential, trade secret, or otherwise proprietary information relating to Cliffs; provided that if such Shareholder is, based upon the advice of legal counsel, legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or regulatory examination) to disclose any such information, such Shareholder may so disclose any such information but only to the limited extent as is required. In such event such Shareholder will give prior written notice to IDGB so that IDGB may seek any protective order and/or take any other appropriate action to prevent or otherwise limit the disclosure thereof.

                             ARTICLE 10 TAX MATTERS.

        10.1. TAX PERIOD ENDING ON OR BEFORE THE CLOSING EFFECTIVE DATE. The Shareholders have the exclusive authority and obligation to cause to be prepared and timely filed all Tax Returns of Cliffs that are due on or prior to the Closing Effective Date. If Cliffs or IDGB is required to pay any Tax required to be shown on any such Tax Return following Closing, the Shareholders shall reimburse IDGB for such payment by IDGB or Cliffs of such Taxes, to the extent such Taxes are not reflected in a reserve for the same (rather than any reserve for Taxes established to reflect timing differences between book and tax income) shown on the Audited Statements.

        10.2. TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING EFFECTIVE DATE. IDGB shall cause to be prepared and filed any Returns of Cliffs for any Tax period which begins before the Closing Effective Date and ends after the Closing Effective Date. The Shareholders shall pay to IDGB within fifteen
(15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Effective Date to the extent such Taxes are not reflected in the reserve for tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income) shown on the Audited Statements. At IDGB's discretion, this amount may be disbursed from the Indemnity Holdback. For purposes of this Section 10.2, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Effective Date, the portion of such Tax which relates to the portion of such taxable period on the Closing Effective Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Taxes for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Effective Date, and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable as though the relevant taxable period ended on the Closing Effective Date. Any credits relating to a taxable period that begins before and ends after the Closing Effective Date shall be taken into account as though the relevant taxable period ended on the Closing Effective Date.

        10.3. COOPERATION ON TAX MATTERS.

                a. TAX RETURNS. IDGB, Cliffs and the Shareholders shall cooperate fully as and to the extent reasonably requested by the other party in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding. Cliffs and the Shareholders agree (i) to retain all books and records with respect to tax matters pertinent to Cliffs relating to any taxable period beginning before the Closing Effective Date until the expiration of the statute of limitations (and, to the extent notified by IDGB or the Shareholders, any extension thereof) of the respective taxable periods, and
(ii) to give the other party reasonable written notice prior to transferring or discarding any such books and records and, if the party so requests, Cliffs or the Shareholders, as the case may be, shall allow the other party to take possession of such books and records.

                b. GOVERNMENTAL DOCUMENTATION. IDGB and the Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate the Tax that would be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

        10.4. INDEMNIFICATION. The Shareholders, jointly and severally, agree to indemnify, defend and hold harmless IDGB, its Affiliates (including Cliffs following the Closing) and the successors to the foregoing (and their respective shareholders, officers, directors, employees and agents) on an after-tax basis against (i) all Taxes, losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 3.23 to be true and correct, and (ii) all Taxes imposed on or asserted against Cliffs for which the Shareholders are responsible under the preceding provisions hereof.

            ARTICLE 11 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

        11.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of Cliffs, the Shareholders, and IDGB contained in this Agreement shall survive the Closing for a period of one (1) year after the date of Closing, except for (i) the representations and warranties of Cliffs contained in Sections 3.17, 3.18, and 3.23, which shall survive for the applicable statutes of limitation, (ii) the indemnity contained in Section 3.26, which shall survive for a period of two (2) years after the date of Closing, and
(iii) the representations and warranties of Cliffs in Sections 3.1, 3.2, 3.3 and 3.7, and the Shareholders in Article 4, which shall survive indefinitely.

        11.2. INDEMNIFICATION.

                a. INDEMNIFICATION OF IDGB. Prior to the Closing, Cliffs and the Shareholders, and after the Closing, the Shareholders, jointly and severally, agree to indemnify, defend and hold harmless IDGB (and Cliffs after the Closing) from and against any and all claims, damages, liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, interest, penalties, any and all reasonable expenses incurred in investigating, preparing and defending against any litigation, commenced or threatened, any claim whatsoever and any and all amounts paid in settlement of any claim or litigation (collectively "Damages") incurred or suffered by IDGB, its officers, directors, employees, or Affiliates (including Cliffs following the Closing Effective Date) (for purposes of this Section 11.2 only, collectively "IDGB") as a result of, or arising from the breach of any representation, warranty or covenant made by Cliffs or the Shareholders in this Agreement. IDGB's right to indemnity hereunder shall first be satisfied by offsetting any such Damages against the Indemnity Holdback then remaining in the Escrow Account in accordance with the terms of the Escrow Agreement and thereafter jointly and severally by the Shareholders.

                b. FURTHER INDEMNIFICATION OF IDGB AND CLIFFS.

                        (i) Prior to and after the Closing, each of the Shareholders hereby agrees to indemnify, defend and hold harmless IDGB for all Damages incurred or suffered by IDGB as a result of, or arising from, the breach of any representation, warranty or covenant made by such Shareholder in Article 4 of this Agreement.

                        (ii) Prior to and after the Closing, each of the Shareholders, jointly and severally, hereby agrees to indemnify, defend and hold harmless IDGB, and after the Closing IDGB and Cliffs, for all Damages incurred or suffered by

        IDGB or Cliffs as a result of, or arising from the Claim in the manner of and to the extent described on Schedule 7.15(c).

                        (iii) Prior to and after the Closing, each of the Shareholders, jointly and severally, hereby agrees to indemnify, defend and hold harmless IDGB, and after the Closing IDGB and Cliffs, for all Damages incurred or suffered by IDGB or Cliffs as a result of, or arising from any of the items described on Schedule 11.2(b)(iii).

                c. INDEMNIFICATION OF THE SHAREHOLDERS. IDGB hereby agrees to indemnify and hold the Shareholders harmless from Damages incurred or suffered as a result of, or arising from, the breach of any representation, warranty or covenant of IDGB in this Agreement.

                d. FURTHER INDEMNIFICATION OF THE SHAREHOLDERS. Subject to Cliffs and the Shareholders representations and warranties in Section 3.17, IDGB hereby agrees to indemnify and hold the Shareholders harmless from all Claims (if any) arising solely from the termination of the Employees.

                e. NOTICE OF CLAIMS. An Indemnified Party (as defined below) will not be entitled to indemnification pursuant to the terms of this Agreement if the notice of a Claim (as defined below), whether by the other party or as a result of a third party Claim, is not delivered to the Indemnifying Party (as defined below) (i) in the case of Claims between the parties twenty (20) days, and (ii) in the case of Claims arising from third parties within sixty (60) days, after the period described in Section 11.1 which sets forth the survivability of the representation or warranty upon which such Claim is based, notwithstanding anything contained in this Agreement to the contrary.

                f. BASKETS. Notwithstanding anything to the contrary contained herein, the Shareholders shall not be liable pursuant to Section 11.2(a),
Section 11.2(b)(i), or Section 11.2(b)(iii), and IDGB shall not be liable pursuant to Section 11.2(c), for Damages incurred by the Indemnified Party, as follows:

                        (a) in the case of any single Claim, not until such Claim exceeds $25,000 in Damages, and then starting with $0 in Damages without regard to the $25,000 threshold, and

                        (b) in the case of multiple Claims involving Damages of less than $25,000, individually, not until the aggregate of such Claims exceed $100,000, and then starting with $100,001.00 in Damages.

For purposes of clarity, the Shareholders' obligations under

Sections 10.4 and 11.2(b)(ii) shall not be subject to the provisions of this
Section 11.2(f).

                g. NET OF TAXES AND INSURANCE. All Damages which are recoverable under this Agreement shall be (i) net of any tax benefit realized by the Indemnified Party (determined on the basis of an effective tax rate of 39%), and
(ii) net of any actual insurance recovery by the Indemnified Party. With regard to clause (ii) of this Section 11.2(g), the parties agree that (x) if Cliffs or the Shareholders are the Indemnifying Party, and Cliffs has, or but for IDGB causing Cliffs to cancel a particular Insurance Policy would have had, an Insurance Policy in effect or which otherwise provides coverage for the Claim in question, any Damage recovery by IDGB shall be determined net of such actual coverage received, and (y) IDGB shall not be required to seek coverage under its own insurance policies for any Claims of IDGB hereunder.

                h. MAXIMUM LIABILITY; NO CONSEQUENTIAL DAMAGES. In no event will the maximum liability of the Shareholders under the provisions of this Section 11 exceed $7,500,000. In no event, except for a Claim arising by reason of a breach of the representations and warranties in Section 3.12, will any party hereto be liable for any special, consequential, indirect or punitive damages.

                i. EXCLUSIVE REMEDY. Following the Closing, the indemnification obligations under this Article 11 shall be the exclusive remedy of the parties for any breach of a party's representation or warranty in this Agreement.

        11.3.   INDEMNIFICATION PROCEDURE.

                a. CLAIMS BETWEEN THE PARTIES. Any party to this Agreement seeking indemnification pursuant to this Agreement (the "Indemnified Party") from any other party to this Agreement (the "Indemnifying Party") with respect to Damages (the "Claim"), which Claim does not involve a Claim against the Indemnified Party by a third party, will promptly notify the Indemnifying Party (and the Escrow Agent if such Claim will be satisfied from the Escrow Account) of the existence of the Claim, and set forth in reasonable detail the facts and circumstances pertaining thereto and the basis for the Indemnified Party's right to indemnification. If within thirty (30) days after receipt of notice of a Claim the parties are unable to completely resolve such Claim after making all commercially reasonable good faith efforts to do so, then the parties, may, if they so mutually agree, either submit the dispute to mediation, binding arbitration, or litigation. All such dispute resolution techniques shall be subject to the jurisdiction, choice of law, and venue provisions contained in
Section 13.2.

                b. THIRD PARTY CLAIMS. If any third party notifies an Indemnified Party of any matter which may give rise to a Claim under this Agreement, then the Indemnified Party will promptly forward such notice to each Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in forwarding notice to any Indemnifying Party will relieve the Indemnifying Party from any liability or obligation hereunder unless the Indemnifying Party is materially prejudiced by such failure to give notice, and then solely to the extent the Indemnifying Party is so prejudiced by such failure. In the event that any Indemnifying Party receives notice of a Claim from an Indemnified Party and agrees to indemnify such Claim and is assuming the defense thereof then, within thirty (30) days of receipt of such notice, the Indemnifying Party will in writing acknowledge its obligations hereunder and identify its choice of counsel that will defend the Indemnified Party against the Claim, which choice will be reasonably satisfactory to the Indemnified Party and provided that:

                        (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel (1) to the extent that the Indemnified Party reasonably concludes based upon advice of counsel that a conflict of interest exists between the Indemnified Party and Indemnifying Party or (2) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party but the assertion of which would be adverse to the interest of the Indemnified Party);

                        (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably); and

                        (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably).

                c. FAILURE TO NOTIFY OF CLAIM. If no Indemnifying Party notifies the Indemnified Party within thirty (30) days after the Indemnified Party has given notice of the Claim of an Indemnifying Party'(s) intent to defend such Claim, then the Indemnified Party may defend against, or enter into any settlement with respect to the Claim in any manner it reasonably may deem appropriate, without prejudice to any of its rights hereunder.

                d. REIMBURSEMENT. The Indemnified Party will be entitled to reimbursement of reasonable expenses, included Damages, with respect to any Claim (including, without limitation, the cost of defense, preparation and investigation relating to such Claim) as such expenses are incurred by the Indemnified Party.

                             ARTICLE 12 TERMINATION.

        12.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                a. MUTUAL AGREEMENT. By the mutual written consent of IDGB, Cliffs, and the Shareholders.

                b. IDGB. By IDGB, if there has been a violation or breach by Cliffs or the Shareholders of any covenant, representation or warranty contained in this Agreement or if any condition precedent to the obligations of IDGB pursuant to Article 7 to close the transactions contemplated by this Agreement has not been satisfied and such violation, breach, or failure of condition precedent has not been waived by IDGB.

                c. CLIFFS OR THE SHAREHOLDERS. By Cliffs or the Shareholders, if there has been a violation or breach by IDGB of any covenant, representation or warranty contained in this Agreement or if any condition to the obligation of Cliffs or the Shareholders pursuant to Article 8 to close the transactions contemplated by this Agreement has not been satisfied and such violation, breach, or failure of condition precedent has not been waived by Cliffs or the Shareholders.

                d. EXPIRATION DATE. By either IDGB, Cliffs or the Shareholders, if the transactions contemplated hereby have not been consummated by December 18, 1998; provided, however, that (i) neither IDGB nor Cliffs nor the Shareholders will be entitled to terminate this Agreement pursuant to this
Section 12.1(d) if such party's breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

                e. THIRD PARTY INTERVENTION. By either IDGB, Cliffs or the Shareholders, if the consummation of the transactions contemplated hereby are prevented by a permanent injunction or other court order.

                f. NO CLAIM FOR BREACH. Subject to the last sentence of Section 12.2, in the event of a breach of any representation, warranty or covenant herein between the date of this Agreement and the date of Closing, which breach would entitle the party for whose benefit such representation, warranty or covenant was made to terminate this Agreement under the provisions of this
Section 12, and such party determines not to terminate this Agreement and to waive such breach, such party shall not be enti-tled, after the Closing, to bring a Claim for Damages against the breaching party under Section 11 by reason of such breach.

        12.2. EFFECT OF TERMINATION. In the event that this Agreement is terminated under Section 12.1, all further obligations of the parties under this Agreement (other than pursuant to Section 13.1 which will continue in full force and effect) will terminate without further liability or obligation of either party to the other party hereunder. Notwithstanding anything to the contrary contained herein, no party will be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (a) willful failure of such party to have performed its obligations hereunder, or (b) any knowing misrepresentation or warranty made by such party of any matter set forth herein.

                         ARTICLE 13 GENERAL PROVISIONS.

        13.1. EXPENSES. IDGB will pay its own expenses relating to the transactions contemplated by this Agreement, including without limitation the fees and expenses of its counsel and financial advisors. Cliffs will pay the first $100,000 (the "Transaction Costs") of its and the Shareholders' expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of Cliffs' and the Shareholders' counsel and financial advisors. All expenses in excess of the Transaction Costs incurred by Cliffs or the Shareholders in connection with the transactions contemplated by this Agreement, including without limitation investment banking fees, will be paid by the Shareholders (and not Cliffs).

        13.2. GOVERNING LAW, ATTORNEYS' FEES. Any and all claims or disputes arising out of or relating to this Agreement will be governed by and construed in accordance with California law without regard to conflicts or choice of law rules or principles. Any litigation or arbitration between the parties that arises out of or relates to this Agreement will be prosecuted or instituted only in a court or tribunal situated in San Francisco, California and the parties hereby consent to such personal jurisdiction and venue. The prevailing party in any such litigation or arbitration will be entitled to recover his, her or its reasonable attorneys' fees and costs, in addition to all other recovery and relief.

        13.3. TABLE OF CONTENTS; CAPTIONS. The table of contents and article and section captions used herein are for reference purposes only, and will not in any way affect the meaning or interpretation of this Agreement.

        13.4. NOTICES. Any notice or other communication required or permitted under this Agreement will be sufficiently given if (i) delivered in person, (ii) sent by telecopy, (ii) sent by registered or certified mail, postage prepaid, or
(iv) sent by over-
night express courier, addressed as follows:

If to IDGB:              IDG Books Worldwide, Inc.
                         919 East Hillsdale Blvd., Suite 400
                         Foster City, California 94404
                         Attn: Chief Financial Officer
                         Telecopier No.: 650-655-3294

with a copy to:          Isaacson, Rosenbaum, Woods & Levy, P.C.
                         633 17th Street, Suite 2200
                         Denver, Colorado 80202
                         Attn: Jon R. Tandler
                         Telecopier No.: 303-292-3152

If to Cliffs:            Cliff's Notes, Inc.
                         4851 South 16th Street, N.E.
                         Lincoln, Nebraska 68512
                         Attn: President
                         Telecopier No.: 402-420-8118

with a copy to:          McDermott, Will & Emery
                         227 West Monroe Street
                         Chicago, Illinois 60606-5096
                         Attn: Neal White
                         Telecopier No.:  312-984-7700

If to the Shareholders to:

                         Robert E. Covolik
                         c/o Cliff's Notes, Inc.
                         4851 South 16th Street, N.E.
                         Lincoln, Nebraska 68512

                         Richard Spellman
                         2525 Winthrop Road
                         Lincoln, Nebraska 68502

with a copy to:          McDermott, Will & Emery
                         227 West Monroe Street
                         Chicago, Illinois 60606-5096
                         Attn: Neal White
                         Telecopier No.:  312-984-7700

or such other address or number as will be furnished in writing by any such party, and such notice or communication will be deemed to have been given (i) as of the date so delivered in person, (ii) one (1) day after sending by telecopy with customary confirmation, (iii) three (3) days after mailing by certified or registered mail, or (iv) one (1) day after sending via overnight express courier.

        13.5. NO ASSIGNMENT. Except for Affiliates of IDGB, this Agreement may not be transferred, assigned, pledged or hypothe-cated by any party hereto, other than by operation of law. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

        13.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together will constitute one and the same instrument.

        13.7. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        13.8. AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by IDGB, the Shareholders, and (with respect to any amendments prior to the Closing) Cliffs.

        13.9. SEVERABILITY. In the event that any provision in this Agreement is held by any court or tribunal to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

        13.10. THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement will not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

        By their respective corporate and individual signatures set forth below, the parties have signed this Agreement on the dates set forth below, to be effective as of December 7, 1998.

                                 IDG BOOKS WORLDWIDE, INC., a Delaware
                                 corporation


Date:          , 1998
      ---------                  ----------------------------------------------
                                 Steven H. Berkowitz, President and Publisher


                                 CLIFF'S NOTES, INC., a Nebraska corporation


Date:          , 1998
      ---------                  ----------------------------------------------
                                 Robert E. Covolik, President

                                 SHAREHOLDERS


Date:          , 1998
      ---------                  ----------------------------------------------
                                 Clifton Hillegass


Date:          , 1998
      ---------                  ----------------------------------------------
                                 Mary Hillegass


Date:          , 1998
      ---------                  ----------------------------------------------
                                 J. Richard Spellman


Date:          , 1998
      ---------                  ----------------------------------------------
                                 Robert E. Covolik


Date:          , 1998
      ---------                  ----------------------------------------------
                                 Sharon L. Spellman


Date:          , 1998
      ---------                  ----------------------------------------------
                                 Diane (Hillegass) Nolan


Date:          , 1998
      ---------                  ----------------------------------------------
                                 Linda Hillegass


Date:          , 1998
      ---------                  ----------------------------------------------
                                 Thelma Hillegass


Date:          , 1998
      ---------                  ----------------------------------------------
                                 Douglas Lincoln


Date:          , 1998
      ---------                  ----------------------------------------------
                                 Kim (Hillegass) Newton


Date:          , 1998
      ---------                  ----------------------------------------------
                                 John Mason

                 CLOSING AMENDMENT TO SHARE PURCHASE AGREEMENT

     This is a Closing Amendment dated December 18, 1998 ("Closing Amendment") to the Share Purchase Agreement ("Agreement") dated as of December 7, 1998, by and among IDG Books Worldwide, Inc., a Delaware corporation ("IDGB"), Cliff's Notes, Inc., a Nebraska corporation ("Cliffs"), and all of the shareholders of Cliffs (the "Shareholders").

     WHEREAS, the parties desire to amend the Agreement in the manner hereinafter set forth:

     NOW THEREFORE, the parties agree as follows:

1.   Section 1.1j. of the Agreement is amended to read as follows:

               "j. "Cliffs Accounting Principles" or "CAP" means GAAP, except for (i) the GAAP departures noted in the Reviewed Statements of Cliffs as of and for the year ending June 30, 1998, (ii) the absence of a bad debt reserve, (iii) deferred income tax credits (account 186-000-04 in Cliff's books) shall be recorded as $53,750 on the Closing Date Balance Sheet, (iv) investments -- art and collectibles (account 180-000-04 in Cliff's books) shall be recorded as $175,000 on the Closing Date Balance Sheet, and (v) other -- miscellaneous (account 182-000-04 in Cliff's books) shall be recorded as $5,000 on the Closing Date Balance Sheet."

2.   Section 1.1m. of the Agreement is amended to read as follows:

            "m.     "Closing Date Balance Sheet" means the audited balance sheet of Cliffs audited by the Accountants pursuant to Section 2.7(a) as of the Closing Effective Date."

3.   Section 1.1 bj. of the Agreement is amended to read as follows:

            "bj.    "Preliminary Net Book Value Differential" means the
          positive amount, if any, by which the Preliminary Net Book Value is greater than $5,000,000 or the negative amount, if any, by which the Preliminary Net Book Value is less than $5,000,000. In calculating the Preliminary Net Book Value Differential, the following items, to the extent, if at all, they are reflected on the Trial Balance Sheet, shall be deducted from the liabilities or added to the assets of Cliffs as is appropriate in accordance with CAP: (i) the Contract Payments (the payment on account of, or any accrual for which, shall not be reflected on the Trial Balance Sheet); (ii) the Severance Amounts (the payment on account of, or any accrual for which, shall not be reflected on the Trial Balance Sheet); (iii) the Foundation Payment (which shall be reflected as an asset on the Trial Balance Sheet); (iv) the Excluded Debt (which shall be deducted from the liabilities on the Trial Balance Sheet); and (v) the Transaction Costs (if accrued shall be deducted from the liabilities, and if paid shall be added to the cash shown, on the Trial Balance Sheet)."

4.        Section 2.2 of the Agreement is amended to read as follows:

                    "2.2.     Closing: Exchange and Other Payments; Wiring
               Instructions.

          a. Exchange. At the Closing, such Shareholder shall deliver or cause to be delivered share certificates representing the Shares owned by such Shareholder, duly endorsed and assigned for transfer to IDGB. IDGB shall deliver to each Shareholder by wire transfer, the Shareholder's pro-rata share of the Closing Payment. At the Closing, IDGB will also (i) make the Foundation Payment and (ii) pay the holders of the Excluded Debt the full amount thereof.

                     b. Wire Transfer. Not later than five (5) days prior to the date of Closing, Cliffs shall provide IDGB with wire transfer instructions for payments to (i) the Foundation as to the Foundation Payment, (ii) the holders of the Excluded Debt, and
              (iii) the Shareholders."

4.            Section 2.3 of the Agreement is amended to read as follows:

              "2.3. Determination of Preliminary Net Book Value. Prior to the Closing, Cliffs will provide to IDGB a Trial Balance Sheet. Based on the Trial Balance Sheet, the parties will determine the Preliminary Net Book Value Differential and the Preliminary Purchase Price. The Preliminary Purchase Price shall equal $12,663,585, plus the Preliminary Net Book Value Differential."

5. Section 2.4 of the Purchase Agreement is amended to read as follows:

              "2.4. Purchase Price. The total purchase price for the Shares (the "Purchase Price") shall equal $12,663,585 plus the Closing Date Net Book Value Differential."

6.     Except as amended hereby, the Agreement remains in full force and effect.


       IN WITNESS WHEREOF, the undersigned have executed this Closing Amendment this 18th day of December, 1998.


IDG BOOKS WORLDWIDE, INC.,



---------------------------------------
James A. Doehrman, Vice President




CLIFF'S NOTES, INC., a Nebraska corporation



By:
   ------------------------------------
   Robert E. Covolik, President




SHAREHOLDERS


Clifton K. Hillegass*
Mary D. Hillegass*



---------------------------------------
J. Richard Spellman

----------------------------------------------------
Robert E. Covolik

Sharon L. Spellman*
Diane E. Nolan*
Linda L. Hillegass*
Thelma R. Hillegass*

Estate of George C. Hillegass
By Thelma R. Hillegass, not individually but as Personal Representative*

Douglas S. Lincoln*
Kimberly M. Newton*
John C. Mason*


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*By Robert E. Covolik as their co-attorney in fact


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By J. Richard Spellman as their co-attorney in fact